                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

[JPMORGAN LOGO]

                                  $208,500,000
                                CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2003

                                      among

                                 TBC CORPORATION

                            The Lenders Party Hereto,

                         U.S. BANK NATIONAL ASSOCIATION
                             as Documentation Agent,

                                  SUNTRUST BANK
                              as Syndication Agent,

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                             as Administrative Agent

                                       and

                               JPMORGAN CHASE BANK
                           as Co-Administrative Agent

                         ------------------------------

                           J.P. MORGAN SECURITIES INC.
                  as Sole Advisor, Lead Arranger and Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I Definitions............................................................................................       1

         SECTION 1.01.   Defined Terms...........................................................................       1
         SECTION 1.02.   Classification of Loans and Borrowings..................................................      20
         SECTION 1.03.   Terms Generally.........................................................................      21
         SECTION 1.04.   Accounting Terms; GAAP..................................................................      21

ARTICLE II The Credits...........................................................................................      21

         SECTION 2.01.   Revolving and Term Loan Commitments.....................................................      21
         SECTION 2.02.   Loans and Borrowings....................................................................      22
         SECTION 2.03.   Requests for Borrowings.................................................................      23
         SECTION 2.04.   Swingline Loans.........................................................................      25
         SECTION 2.05.   Letters of Credit.......................................................................      26
         SECTION 2.06.   Funding of Borrowings...................................................................      30
         SECTION 2.07.   Interest Elections......................................................................      31
         SECTION 2.08.   Termination and Reduction of Revolving Credit Commitments...............................      32
         SECTION 2.09.   Repayment of Loans; Evidence of Debt....................................................      32
         SECTION 2.10.   Prepayment of Loans.....................................................................      35
         SECTION 2.11.   Fees....................................................................................      36
         SECTION 2.12.   Interest................................................................................      37
         SECTION 2.13.   Alternate Rate of Interest..............................................................      38
         SECTION 2.14.   Increased Costs.........................................................................      39
         SECTION 2.15.   Break Funding Payments..................................................................      40
         SECTION 2.16.   Taxes...................................................................................      40
         SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.............................      41
         SECTION 2.18.   Mitigation Obligations; Replacement of Lenders..........................................      43

ARTICLE III Representations and Warranties.......................................................................      44

         SECTION 3.01.   Organization; Powers....................................................................      44
         SECTION 3.02.   Authorization; Enforceability...........................................................      44
         SECTION 3.03.   Governmental Approvals; No Conflicts....................................................      44
         SECTION 3.04.   Financial Condition; No Material Adverse Change.........................................      44
         SECTION 3.05.   Properties..............................................................................      45
         SECTION 3.06.   Litigation and Environmental Matters....................................................      45

                                                                                                                     PAGE
         SECTION 3.07.   Compliance with Laws and Agreements.....................................................      46
         SECTION 3.08.   Investment and Holding Company Status...................................................      46
         SECTION 3.09.   Taxes...................................................................................      46
         SECTION 3.10.   ERISA...................................................................................      46
         SECTION 3.11.   Disclosure..............................................................................      47
         SECTION 3.12.   Margin Stock............................................................................      47
         SECTION 3.13.   Compliance with Conditions Precedent....................................................      47
         SECTION 3.14.   Labor Matters...........................................................................      47
         SECTION 3.15.   Assets..................................................................................      47
         SECTION 3.16.   Security Documents......................................................................      47
         SECTION 3.17.   Solvency................................................................................      48
         SECTION 3.18.   Certain Documents.......................................................................      48
         SECTION 3.19.   Regulation H............................................................................      48

ARTICLE IV Conditions............................................................................................      48

         SECTION 4.01.   Effective Date..........................................................................      48
         SECTION 4.02.   Each Credit Event.......................................................................      50

ARTICLE V Affirmative Covenants..................................................................................      51

         SECTION 5.01.   Punctual Payment........................................................................      51
         SECTION 5.02.   Financial Statements and Other Information..............................................      51
         SECTION 5.03.   Notices of Material Events..............................................................      52
         SECTION 5.04.   Existence; Conduct of Business..........................................................      52
         SECTION 5.05.   Payment of Obligations..................................................................      53
         SECTION 5.06.   Maintenance of Properties; Insurance....................................................      53
         SECTION 5.07.   Books and Records; Inspection Rights....................................................      53
         SECTION 5.08.   Compliance with Laws....................................................................      53
         SECTION 5.09.   Use of Proceeds.........................................................................      53
         SECTION 5.10.   Intercompany Loans/Payments.............................................................      53
         SECTION 5.11.   Subsidiary Guarantees and Collateral....................................................      54
         SECTION 5.12.   Environmental Laws......................................................................      54
         SECTION 5.13.   Additional Collateral, etc..............................................................      55
         SECTION 5.14.   Title Insurance, etc....................................................................      55

ARTICLE VI Negative Covenants....................................................................................      57

         SECTION 6.01.   Indebtedness............................................................................      57
         SECTION 6.02.   Liens...................................................................................      58
         SECTION 6.03.   Fundamental Changes.....................................................................      59

                                                                                                                     PAGE
         SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions...............................      59
         SECTION 6.05.   Hedging Agreements......................................................................      61
         SECTION 6.06.   Transactions with Affiliates............................................................      61
         SECTION 6.07.   Restrictive Agreements..................................................................      61
         SECTION 6.08.   Fixed Charge Coverage Ratio.............................................................      62
         SECTION 6.09.   Maximum Leverage Ratio..................................................................      62
         SECTION 6.10.   Adjusted Debt to EBITDAR................................................................      63
         SECTION 6.11.   Asset Test..............................................................................      64
         SECTION 6.12.   Disclosure..............................................................................      64
         SECTION 6.13.   Sale of Assets..........................................................................      64
         SECTION 6.14.   Restricted Payments.....................................................................      64

ARTICLE VII Events of Default....................................................................................      65

ARTICLE VIII The Administrative Agent and the Co-Administrative Agent............................................      67

ARTICLE IX Miscellaneous.........................................................................................      70

         SECTION 9.01.   Notices.................................................................................      70
         SECTION 9.02.   Waivers; Amendments.....................................................................      70
         SECTION 9.03.   Expenses; Indemnity; Damage Waiver......................................................      72
         SECTION 9.04.   Successors and Assigns; Participations and Assignments..................................      73
         SECTION 9.05.   Survival................................................................................      76
         SECTION 9.06.   Counterparts; Integration; Effectiveness................................................      76
         SECTION 9.07.   Severability............................................................................      77
         SECTION 9.08.   Right of Setoff.........................................................................      77
         SECTION 9.09.   Governing Law, Jurisdiction; Consent to Service of Process..............................      77
         SECTION 9.10.   WAIVER OF JURY TRIAL....................................................................      78
         SECTION 9.11.   Headings................................................................................      78
         SECTION 9.12.   Confidentiality.........................................................................      78
         SECTION 9.13.   Interest Rate Limitation................................................................      79

Schedule 1.01A        FORM OF ASSIGNMENT AND ACCEPTANCE..........................................................
Schedule 1.01B        FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE.............................................
Schedule 1.01C        EXISTING LETTERS OF CREDIT.................................................................
Schedule 2.01         COMMITMENTS................................................................................
Schedule 2.02         FORM OF NEW LENDER SUPPLEMENT..............................................................
Schedule 3.01         BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF
                         ORGANIZATION............................................................................

                                                                                                                     PAGE
Schedule 3.15         TRADEMARKS, TRADENAMES AND SERVICE MARKS...................................................
Schedule 3.16(a)      UCC FILING JURISDICTIONS...................................................................
Schedule 3.16(b)      MORTGAGE FILING JURISDICTIONS..............................................................
Schedule 4.01(b)      FORM OF OPINION LETTER.....................................................................
Schedule 4.01(f)      FORM OF GUARANTEE AND COLLATERAL AGREEMENT.................................................
Schedule 5.10         CERTAIN INTERCOMPANY LOANS.................................................................
Schedule 6.01         EXISTING INDEBTEDNESS......................................................................
Schedule 6.01(e)      GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES................................
Schedule 6.02         EXISTING LIENS.............................................................................
Schedule 6.03(a)      DISPOSITION OF PROPERTY OF BIG O TIRES, INC. OR BIG
                      O RETAIL ENTERPRISES.......................................................................
Schedule 6.04(b)      CERTAIN EXISTING INVESTMENTS AND LOANS.....................................................
Schedule 6.07         EXISTING RESTRICTIONS......................................................................
Schedule 6.13         CERTAIN ASSET SALES........................................................................

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of March 31, 2003, is among TBC Corporation, a Delaware corporation with its principal office located at 4770 Hickory Hill Road, Memphis, Tennessee 38141 (the "Borrower"), the Lenders signatory to this Agreement (each a "Lender"), First Tennessee Bank National Association, a banking corporation with its principal office located at 165 Madison Avenue, Memphis, Tennessee 38103, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, a banking corporation with an office located at 270 Park Avenue, New York, New York 10017, as co-administrative agent for the Lenders (in such capacity the "Co-Administrative Agent").

                                    RECITALS

                  WHEREAS, the Borrower is a party to an existing $160,000,000 amended and restated credit agreement (as amended from time to time, the "Existing Credit Agreement"), dated as of January 5, 2001 among the Borrower, certain of its subsidiaries, as guarantors, various lenders and the agents named therein;

                  WHEREAS, the Borrower intends to refinance, terminate and replace the Existing Credit Agreement (the "Refinancing"); and

                  WHEREAS, to facilitate the Refinancing, and to finance the acquisition of Merchant's, Incorporated and its subsidiary (the "Merchant's Acquisition"), the Borrower's working capital needs, capital expenditures, further acquisitions and for all other general corporate purposes, the Borrower wishes to establish with the Lenders credit facilities providing for term loans, revolving loans, letters of credit and swingline loans of up to $208,500,000 in the aggregate maximum principal amount at any time outstanding, and the Lenders and the Administrative Agent are willing to establish such credit facilities on the terms and conditions set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acceptable Acquisition" has the meaning set forth in Section 6.04.

                  "Additional Prudential Notes" means the Senior Notes the Borrower issued and Prudential purchased pursuant to the Note Agreement to be dated as of April 1, 2003 between the Borrower and Prudential and its affiliates.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means First Tennessee Bank National Association, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, at any time, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the principal amount of all Revolving Loans outstanding, giving effect to any assignments and any increase pursuant to
Section 2.02(d).

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum, stated in basis points, set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as in effect on such date:

=========================================================================================================
                                                                                               Commitment
Leverage Ratio:                     ABR Spread                Eurodollar Spread                 Fee Rate
---------------------------------------------------------------------------------------------------------
  Category 1
     >3.00                             175.0                         275.0                         50.00
---------------------------------------------------------------------------------------------------------
  Category 2
  >=2.50 but
    <=3.00                             150.0                         250.0                         37.50
---------------------------------------------------------------------------------------------------------
  Category 3                           125.0                         225.0                         37.50
---------------------------------------------------------------------------------------------------------


=========================================================================================================
                                                                                               Commitment
Leverage Ratio:                     ABR Spread                Eurodollar Spread                 Fee Rate
---------------------------------------------------------------------------------------------------------
  >=2.00 but
    <2.50
---------------------------------------------------------------------------------------------------------
  Category 4
 >= 1.50 but
  <2.00                               100.0                           200.0                        30.00
---------------------------------------------------------------------------------------------------------
  Category 5
    <1.50                              75.0                           175.0                        25.00
=========================================================================================================

                  For purposes of the foregoing, the Leverage Ratio shall be determined and adjusted on the first day of the month after the month in which the Borrower provides the Financial Officer's certificate in accordance with the provisions of Section 5.02(c) (each a "Ratio Calculation Date"). The initial Applicable Rate shall be 150 basis points for ABR Loans and 250 basis points for Eurodollar Borrowings, and shall not be less than such rate until the first Ratio Calculation Date subsequent to September 30, 2003. If the Borrower fails to provide a Financial Officer's certificate required by Section 5.02(c) on or before the date required pursuant to such Section, the Applicable Rate shall be based on Category 1 from such date until such time that an appropriate Financial Officer's certificate is provided, whereupon the Applicable Rate shall then be determined by the Leverage Ratio reflected on such Financial Officer's certificate, until the next Ratio Calculation Date. Subject to the preceding sentence, each determination of the Applicable Rate shall be effective from one Ratio Calculation Date until the next Ratio Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans as well as any new Loans made, as long as the adjusted Applicable Rate remains in effect. For purposes of the foregoing table:

                  < means less than

                  <= means less than or equal to

                  > means greater than

                  >= means equal to or greater than.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04(b).

                  "Arranger" means J. P. Morgan Securities Inc. in its capacity as arranger of the Commitments.

                  "Assignee" has the meaning assigned to such term in Section 9.04(b).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Schedule 1.01A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date or the date of termination of the Revolving Credit Commitments.

                  "Available Revolving Credit Commitment" means, with respect to each Lender, at any time, the amount of its Revolving Credit Commitment minus its Revolving Credit Exposure, at such time.

                  "Available Tranche B Term Commitment" means, with respect to each Lender, at any time, the amount of its Tranche B Term Commitment minus its Tranche B Term Exposure, at such time.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrowing" means (a) Loans that are of the same Class and Type, that are made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing or a Tranche B Borrowing, as the case may be, in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Memphis, Tennessee are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made directly or indirectly by the Borrower or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

                  "Co-Administrative Agent" means JPMorgan Chase Bank in its capacity as co-administrative agent for the Lenders hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans of a given Class, and to acquire participations in Letters of Credit and Swingline Loans, hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment to make Loans of a given Class is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $208,500,000.

                  "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Consolidated Funded Indebtedness" means all Funded Indebtedness of the Borrower and its Subsidiaries after eliminating inter-company items, including any Funded

Indebtedness outstanding pursuant to and under this Agreement, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means for any period for which such amount is being determined, the interest expense of the Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capital Lease Obligations allocable to interest expense in accordance with GAAP.

                  "Consolidated Net Income" means the net income of the Borrower and its Consolidated Subsidiaries, after taxes and after extraordinary items as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiaries" means Subsidiaries whose accounts are consolidated with the accounts of the Borrower in the Borrower's consolidated financial statements prepared in accordance with GAAP.

                  "Consolidated Total Liabilities" means, at any date the consolidated total liabilities of the Borrower and its Subsidiaries at such date determined in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which solely upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means the sum of the following items measured for each Fiscal Quarter:

                  (i)      Consolidated Net Income, plus

                  (ii) depreciation, amortization, and all other non-cash charges, plus

                  (iii) income taxes to the extent they reduce Consolidated Net Income, plus

                  (iv)     Consolidated Interest Expense.

In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter (including any pro forma cost savings to the extent the same could be reflected in pro forma financial statements contained in filings with the Securities and Exchange Commission pursuant to its Regulation S-X), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal

Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period (including any pro forma cost savings), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. Notwithstanding the foregoing, the Borrower's termination of the TBC Corporation Retirement Plan, and the Borrower's incurrence of liability under Title IV of ERISA with respect to such termination, shall not constitute an ERISA Event if, after giving effect to the termination and any liability incurred by the Borrower in connection therewith, the Borrower remains in compliance with the financial covenants set forth in Sections 6.08 through 6.11, inclusive.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Foreign Subsidiary" means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Existing Credit Agreement" has the meaning assigned thereto in the recitals hereto.

                  "Existing Letters of Credit" means any letter of credit listed on Schedule 1.01C.

                  "Existing Note Agreement" has the meaning assigned thereto in the definition of "Prudential Debt".

                  "Facility Obligations" means, in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) the LC Exposure; and (iii) all other Indebtedness, covenants, duties and obligations (including contingent obligations) now or at any time or times hereafter owing by Borrower to Administrative Agent, the Co-Administrative Agent or any Lender under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a Letter of Credit, acceptance, loan, Guarantee, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to Borrower or any Guarantor under this Agreement or under any of the other Loan Documents.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer (to the extent authorized to act) or controller of the Borrower.

                  "Fiscal Quarter" means each fiscal quarter-year period of the Borrower, ending on the last day of each March, June, September and December.

                  "Fiscal Year" means the fiscal year of the Borrower, which is the calendar year.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funded Indebtedness" means any outstanding Indebtedness of a Person for borrowed money, including all such Indebtedness of the Person to the Lenders and other financial institutions, domestic or foreign, and all secured and unsecured notes payable, all industrial revenue bonds, all Capital Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all Guarantees of Funded Indebtedness. (Checks that have not been presented for payment shall not constitute Funded Indebtedness.)

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Grantors" means the Borrower and its Subsidiaries that are parties to the Guarantee and Collateral Agreement.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Grantor, substantially in the form of Schedule 4.01(f).

                  "Guarantor" means a Person liable pursuant to a Guarantee of any of the Facility Obligations, which Guarantee is in form satisfactory to the Required Lenders (the Guarantee and Collateral Agreement being in such a form).

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Incremental Facility Activation Notice" means a notice substantially in the form of Schedule 1.01B.

                  "Incremental Facility Closing Date" means any Business Day designated as such in an Incremental Facility Activation Notice.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all obligations of such Person related to Synthetic Leases. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated February 2003 relating to the Borrower and the Transactions.

                  "Intercompany Loan" means any Indebtedness for borrowed money loaned by the Borrower to any of its Wholly-Owned Subsidiaries, by any Wholly-Owed Subsidiary to the Borrower or by any Wholly-Owned Subsidiary to another Wholly-Owned Subsidiary.

                  "Intercreditor Agreement" means the Intercreditor Agreement among Prudential, each Lender, the Administrative Agent, the Co-Administrative Agent and the Collateral Agent, dated as of March 31, 2003.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan and Swingline Loan, the last day of each March, June, September and December and
(b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                            COPYRIGHT REGISTRATIONS


Title of Work                            Copyright Reg. No.                     Reg. Date
-------------                            -----------------                      ---------

TBC Corporation                             TX-2-920-912                        09/21/90
Electronic Ordering System

Info-Net User's Guide                       TX-4-135-989                        11/13/95
(Info-Net Online; Direct
Connection Info-Net)

Info-Net Online, Release 4.1                TX-4-168-625                        12/07/95
(Info-Net Online; Direct
Connection Info-Net)

Electronic Ordering System                  TX-4-212-078                       12/07/95
Release 1.0


                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement

      ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of JPMorgan Chase Bank, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below and The Prudential Insurance Company of America ("Prudential") and its affiliates (the "Prudential Affiliates") party to the Note Agreements referred to below (the Lenders, Prudential and the Prudential Affiliates collectively referred to as the "Secured Parties"). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

      WHEREAS, TBC Corporation (the "Borrower"), the Lenders, the Administrative Agent and the Co-Administrative Agent have entered into a Credit Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, the Borrower and Prudential have entered into the Amended and Restated Note Agreement, dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Existing Note Agreement") and the Borrower, Prudential and the Prudential Affiliates have entered into the Note Purchase Agreement, dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Additional Note Agreement") (the Existing Note Agreement and the Additional Note Agreement collectively referred to as "Note Agreements");

      WHEREAS, in connection with the Credit Agreement and the Note Agreements, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

      WHEREAS, the Credit Agreement and the Note Agreements require the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

      WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

      NOW, THEREFORE, IT IS AGREED:

      1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

      2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


      IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                    [ADDITIONAL GRANTOR]



                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                                                                   SCHEDULE 5.10


                           CERTAIN INTERCOMPANY LOANS

Provided that no Event of Default has occurred and is continuing, payments on Intercompany Loans owed to Borrower by the following Subsidiaries may be made without regard to the financial condition or solvency of the Subsidiary:

                           Northern States Tire, Inc.
                             Big O Development, Inc.

                                                                   SCHEDULE 6.01

                              EXISTING INDEBTEDNESS

The Prudential Debt and the Additional Prudential Notes.

Those Guarantees listed on Schedule 6.01(e).

TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC International Inc. by First Tennessee Bank National Association.

TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc., Tire Kingdom, Inc., Big O Tires, Inc., and Carroll's, Inc., and (after the closing date of the Merchant's Acquisition) expects to guarantee all obligations of Merchant's Incorporated, to Michelin North America, Inc. and its affiliates.

TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.

Capital Lease relating to the Salt Lake City Warehouse of Big O Tires, Inc. (book value as of 2/28/03 is $1,162,666).

                                                                SCHEDULE 6.01(e)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES




                                             Big O Guarantee Portion at 12/31/02

The CIT Group

         Intermountain Realty  - Colorado Springs           $      411,995.64
         Intermountain Realty - Sioux Falls                        380,757.97
Merrill Lynch

         Loan portfolio (sold 6/30/97,9/30/97,12/31/98)             92,956.28
GE Capital
         Las Vegas                                               2,787,922.87
         Las Vegas                                                 394,156.28
         82nd St. Oregon                                           247,277.12
         Boulder, CO                                                48,917.50
OKC, LLC JV                                                        150,000.00
Real Estate Lease Guarantees                                     1,315,240.18
Synthetic Lease                                                  8,757,896.38
                                                                 ------------
Total Guarantees                                            $   14,587,120.22



                                                                   SCHEDULE 6.02

                                 EXISTING LIENS

-     Liens arising under the Guarantee and Collateral Agreement.

- Numerous UCC financing statements evidencing operating lease transactions in which TBC Corporation and its Subsidiaries are lessees have been filed and are still in effect.

- Mortgage on the Tennessee headquarters of TBC Corporation recorded pursuant to the Existing Credit Agreement (which shall be released prior to recordation of Mortgage pursuant to Section 4.01(g) of this Credit Agreement).

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:

      The Bank of Cherry Creek, N.A., as Indenture Trustee. Security interests and mortgages granted in connection with 8.71% Senior Secured Notes in the aggregate original principal amount of $8,000,000 issued by Big O Tires, Inc. in 1994. Notes were paid in full in 1999, and Big O Tires, Inc. has tried on numerous occasions, without success, to obtain termination statements for various UCC filings relating thereto.

      The CIT Group/Equipment Financing, Inc. Filings in connection with sales of franchisee notes receivable.

      SunTrust Bank, as Agent. Filings in connection with Synthetic Leases.

      First National Bank of Dieterich. Filing in connection with equipment financing by Big O Tire of Idaho, inc.

      Steve W. Mead

            Filing to evidence consigned Interstate Battery System of America inventory.

            UCC Filings Against Tire Kingdom, Inc.:


            Michelin North America, Inc. and related entities.
            Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom and all proceeds therefrom.

UCC Filings Against Merchant's, Incorporated or Merban, Inc:

            Bridgestone/Firestone, Inc.
            Consigned inventory of the secured party.

            Kimco Select Investments

            Blanket security interest filed by secured party; debt has been discharged and secured party to release Liens promptly after the closing of the Merchant's Acquisition.

            CIT Group/Business Credit, Inc.

            Mortgages and blanket security interest filed by secured party; debt has been discharged and secured party to release mortgages and Liens promptly after the closing of the Merchant's Acquisition.

            Michelin North America, Inc. and related entities
            Mortgages and security interests filed by secured party, who has agreed to release the same promptly after the closing of the Merchant's Acquisition.

            SunTrust Bank
            Blanket security interest filed by secured party; debt has been discharged and secured party to release Liens promptly after the closing of the Merchant's Acquisition.

            Bandag, Incorporated
            Liens relating to Bandag equipment and related collateral used in the retreading operations of Merban.

                                                                SCHEDULE 6.04(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

-     See Schedule 3.01 for a listing of all existing Subsidiaries.

- TBC Corporation owns 40% of STI Acquisition LLC, a Nevada limited liability company.

- TBC Corporation owns 20,000 shares of Series A Preferred Stock, $.01 par value, of Quirk Automotive, Corp. and 14.4 shares of Common Stock, $100 par value, of V.I.P., Inc. (total investment - $5,000,000).

- TBC International Inc. owns approximately 49% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 12/31/02, the balance on the promissory note relating thereto was $122,483.

-     Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber
      Company.

-     Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

            BORE/MPC, LLC (a Missouri LLC)
            Big O/Stephenson Joint Venture LLC (a Nevada LLC)
            OKC, LLC (a Colorado LLC)
            Intermountain Development Joint Venture (a Colorado general partnership)
            One Stop Undercar Denver, LLC (a Colorado LLC)

                                                                   SCHEDULE 6.07


                              EXISTING RESTRICTIONS

The documents evidencing the Prudential Debt and the Additional Prudential Debt contain restrictions and conditions of the type described in Section 6.07.

The Synthetic Leases contain restrictions and conditions of the type described in Section 6.07.

It is expected that the documents evidencing the SunTrust Sale and Leaseback will contain restrictions and conditions of the type described in Section 6.07.

                                                                   SCHEDULE 6.13


                               CERTAIN ASSET SALES

                                      NONE.



















292208.1

292210.1

                  "Issuing Bank" means First Tennessee Bank National Association and JPMorgan Chase Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Joint Venture" means a joint venture formed to provide distribution for the products of the Borrower, Big O Tires, Inc. or any other Subsidiary, which joint venture is accounted for under GAAP as an investment and not as a Subsidiary or as an acquisition or a capital expenditure.

                  "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be the aggregate of the Lender's participations under Section 2.05(e) in the outstanding Letters of Credit at such time, including its aggregate participations in Letters of Credit with respect to which one or more LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Leverage Ratio" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the most recent Fiscal Quarter to the aggregate EBITDA for the four Fiscal Quarter period ended with the most recent Fiscal Quarter, and includes any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal

London office of JPMorgan Chase Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee and Collateral Agreement, any Mortgage and any other Guarantee of any of the Facility Obligations that may from time to time be in effect.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent of the Lenders hereunder or thereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Merchant's Acquisition" has the meaning assigned thereto in the recitals hereto.

                  "Merchant's Acquisition Agreement" means the Stock Purchase Agreement, dated as of March 25, 2003, by and among the Borrower and the stockholders of Merchant's Incorporated.

                  "Merchant's Acquisition Documentation" means, collectively, the Merchant's Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means any mortgage referred to in Section 4.01(g) and any mortgage executed and delivered after the Closing Date pursuant to
Section 5.13(a).

                  "Mortgaged Property" means the property described in Section 4.01(g) and any real properties as to which the Collateral Agent shall be granted a Mortgage pursuant to Section 5.13(a).

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction permitted under Section 6.13(d) or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans, the Prudential Debt and the Additional Prudential Notes) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (to the extent such repayment is permitted hereunder), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower or any Subsidiary, and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be available, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower), provided that the amount of any subsequent reduction of any such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event occurring on the date of such reduction.

                  "New Lender" has the meaning set forth in Section 2.02(e).

                  "New Lender Supplement" has the meaning set forth in Section 2.02(e).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) Liens of landlords on fixtures and leasehold improvements granted or arising in the ordinary course of business;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United

         States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means:

                  (a) any sale and leaseback transaction permitted pursuant to Section 6.13(d), or any other sale, transfer, or other disposition of any property or asset of the Borrower or any Subsidiary, other than dispositions permitted pursuant to Section 6.13(a), (b), (c) (e) (f) or
         (g);

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Borrower or any Subsidiary within one year after such event; or

                  (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Properties" has the meaning set forth in Section 3.06(b).

                  "Prudential" means The Prudential Insurance Company of America together with any of its affiliates, managed accounts and funds from time to time holding Prudential Debt or Additional Prudential Notes.

                  "Prudential Debt" means Borrower's obligations pursuant to a certain Second Amended and Restated Note Agreement to be dated as of April 1, 2003 between Borrower and The Prudential Insurance Company of America ("Prudential") (the "Existing Note Agreement"), governing the terms of the Borrower's (i) 8.30% Series A Senior Notes due July 10, 2003, (ii)

8.62% Series B Senior Notes due July 10, 2005 and (iii) 8.81% Series C Senior Notes due July 10, 2008.

                   "Register" has the meaning set forth in Section 9.04(b).

                  "Reimbursement Obligation" means the obligation of the Borrower to reimburse any Issuing Bank pursuant to Section 2.05(e) for amounts drawn under Letters of Credit.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having aggregate Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments representing more than 51% of the sum of the total Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lenders pursuant to Section 9.04 and (c) increased from time to time pursuant to
Section 2.02(d). The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $121,500,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Credit Maturity Date" means April 1, 2008.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Scheduled Payments" means, for any period, the sum (without duplication) of the aggregate amount of scheduled principal payments made during such period in respect of

Long-Term Indebtedness of the Borrower and its Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary).

                  "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, except that no Joint Venture in which the entire amount invested by the Borrower and its Subsidiaries complies with Section 6.04(d), shall be deemed to be a subsidiary.

                  "Subsidiary" means any subsidiary of the Borrower; provided, however, that in no event shall TBC de Mexico be considered to be a Subsidiary for purposes hereof (but, to the extent required by GAAP, shall be consolidated in the consolidated financial statements of the Borrower and as such included in the calculation of the covenants in Sections 6.08, 6.09 and 6.10) until such time, if any, as Borrower's interest in TBC de Mexico exceeds 60%, Borrower is required by GAAP to consolidate TBC de Mexico into Borrower's consolidated financial statements, and Borrower's equity investment in TBC de Mexico exceeds $2,500,000.

                  "Substantial Portion" means, with respect to the property of the Borrower and its Subsidiaries, property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending at the end of the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

                  "SunTrust Sale and Leaseback" means the sale for a price not to exceed $12,000,000 and the leasing back of up to fourteen retail stores currently owned by Merchant's, Incorporated.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means First Tennessee Bank National Association, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Synthetic Lease" means any lease entered into by Big O Tires, Inc. or Big O Development, Inc. (each a "Lessee") pursuant to the existing $15,000,000 lease program with SunTrust Capital Markets, Inc. ("SunTrust") contemplated by that certain Master Agreement, dated as of December 2, 1998, among the Lessees, SunTrust, Borrower, and the Atlantic Financial Group, Ltd., as from time to time amended.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loan Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Term Loans at such time.

                  "Term Loan Maturity Date" means April 1, 2008.

                  "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

                  "Tranche A Term Commitment" means as to any Lender the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 2.01.

                  "Tranche A Term Lender" means each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

                  "Tranche A Term Loan" means a Loan made pursuant to Section 2.01(b).

                  "Tranche B Term Commitment" means as to any Lender the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 2.01.

                  "Tranche B Term Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Tranche B Term Loans.

                  "Tranche B Term Lender" means each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "Tranche B Term Loan" means a Loan made pursuant to Section 2.01(c).

                  "Tranche B Term Loan Availability Period" means the period from and including the Effective Date to but excluding September 30, 2003.

                  "Transactions" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Guarantors of the Facility Obligations.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly-Owned Subsidiary" of a Person means any Subsidiary all of whose outstanding voting securities, or ownership interests having ordinary voting power, are at the time owned (i) directly by such Person, (ii) directly and indirectly by such Person and one or more of such Person's Wholly-Owned Subsidiaries or (iii) by one or more of such Person's Wholly-Owned Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and all other real and personal property.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and all financial information and reports provided pursuant to this Agreement shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Co-Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Co-Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Revolving and Term Loan Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or
(ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  (b) Subject to the terms and conditions set forth herein, each Tranche A Term Lender agrees to make a Tranche A Term Loan to the Borrower on the Effective Date in the amount so designated after such Lender's name in
Schedule 2.01 not to exceed the Tranche A

Term Commitment of such Lender. Once a Tranche A Term Loan is repaid or prepaid, it may not be reborrowed.

                  (c) Subject to the terms and conditions set forth herein, each Tranche B Term Lender agrees to make Tranche B Term Loans in minimum amounts of its ratable share of $5,000,000 to the Borrower on the Effective Date and on up to two occasions thereafter during the Tranche B Term Loan Availability Period in an aggregate principal amount not to exceed the Tranche B Term Commitment of such Lender. Once a Tranche B Term Loan is repaid or prepaid, it may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments to make Loans of the applicable Class, provided that Borrowings of Revolving Loans shall consist of Loans made by the Lenders ratably in accordance with their respective Available Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

                  (d) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that without the consent of the other Lenders hereunder such Lenders shall increase the amount of such Lenders' Revolving Commitments (or in the case of New Lenders establish Revolving Commitments) by executing and delivering to the Co-Administrative Agent an Incremental Facility Activation Notice specifying (i) the respective amounts of such increases (or such new Revolving Commitments) and (ii) the applicable

Incremental Facility Closing Date, provided, that (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to the increase of the Revolving Commitments or the intended application of the proceeds therefrom, (B) the Applicable Rate determined as of the applicable Incremental Facility Closing Date shall not be greater than the Applicable Rate then in effect for Revolving Loans, (C) the aggregate Revolving Commitments after giving effect to any increase pursuant to this Section 2.02(d) shall not exceed $150,000,000 and (D) each increase in the Revolving Commitments pursuant to this Section 2.02(d) shall be in a minimum amount of at least $5,000,000. Any incremental Revolving Commitments shall be governed by this Agreement and the other Loan Documents. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion.

                  (e) Any additional bank, financial institution or other entity that, with the consent of the Borrower and the Co-Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.02(d) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Schedule 2.02, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and shall be bound by and entitled to the benefits of this Agreement.

                  (f) The Borrower shall borrow Revolving Loans under the increased Revolving Commitments from each Lender participating in any increase in the Revolving Commitments pursuant to Section 2.2(d) (i) on the relevant Incremental Facility Closing Date, if ABR Revolving Loans are then outstanding, in an amount of ABR Loans that will result in each such participating Lender having ABR Loans outstanding in a principal amount equal to its Applicable Percentage of the total outstanding principal amount of ABR Loans and (ii) on such Incremental Facility Closing Date, if a Eurodollar Borrowing is being continued for another Interest Period on such date, and in and on any later date on which a Eurodollar Borrowing outstanding on such Incremental Facility Closing Date is being continued for another Interest Period, in each case in an amount that will result in each such participating Lender having Eurodollar Revolving Loans made by it included in such Eurodollar Borrowing in a principal amount equal to its Applicable Percentage of the total outstanding principal amount of Eurodollar Loans included in such Eurodollar Borrowing.

                  (g) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled (i) to request, or to elect to convert or continue, any Borrowing of Revolving Loans if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or (ii) to convert or continue any Borrowing of Term Loans if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

                  SECTION 2.03. Requests for Borrowings. (a) To request a Revolving Borrowing, the Borrower shall give to the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent (1) in the case of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of the proposed Revolving Borrowing or (2) in the case of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of the proposed Revolving Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance any Reimbursement

Obligation may be given no later than 10:00 am, Memphis, Tennessee time on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information:

                  (i)      the aggregate amount of the requested Revolving
         Borrowing;

                  (ii) the date of such Revolving Borrowing, which shall be a Business Day;

                  (iii) whether such Revolving Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (b) To request a Term Borrowing, the Borrower shall give to the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent (1) in the case of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of the proposed Borrowing or (2) in the case of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of the proposed Term Borrowing. Each such telephonic and written Borrowing Request shall specify the following information:

                  (i)      the aggregate amount of the requested Term Borrowing;

                  (ii) the date of such Term Borrowing, which shall be a Business Day;

                  (iii) whether such Term Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Term Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Term Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested

Eurodollar Term Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Term Lender of the details thereof and of the amount of such Lender's Term Loan to be made as part of the requested Term Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the lesser of 15% of the Revolving Credit Commitments or $20,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 p.m., Memphis, Tennessee time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Memphis, Tennessee time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Memphis, Tennessee time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The

Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of the Borrower, but in the name of the Borrower or any Subsidiary as may be specified by the Borrower, in a form reasonably acceptable to each Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Existing Letters of Credit. From and after the Closing Date, the Existing Letters of Credit shall be deemed outstanding pursuant to, and shall constitute "Letters of Credit" for all purposes of, this Agreement.

                  (c) Notice of Issuance, Amendment, Renewal, Extension, Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing
Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the lesser of 20% of the Revolving Credit Commitments or $25,000,000 and
(ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of

Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage as may be adjusted from time to time to reflect assignments or transfers of Revolving Credit Commitments and any increase in the Revolving Credit Commitment pursuant to Section 2.02(d), of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage, determined as of the date the Letter of Credit was issued, of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Reimbursement Obligation. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Memphis, Tennessee time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Memphis, Tennessee time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Memphis, Tennessee time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Memphis, Tennessee time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent thereof and the Administrative Agent shall then notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the

Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (h) Disbursement Procedures. Each Issuing Bank shall, in accordance with standard banking practice following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent, any other Issuing Bank and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. On the Business Day three Business Days prior to the last day of March, June, September and December of each year and at such other times as the Administrative Agent shall request, each Issuing Bank shall report to the Administrative Agent all Letters of Credit issued by it during the then current calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter.

                  (i) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (j) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Co-Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Provided that it has received timely advice of the related Borrowing Request as required by the last sentence of Section 2.03(a) or of Section 2.03(b), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Memphis, Tennessee time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make each Borrowing available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Memphis, Tennessee and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Interest Rate applicable to the Borrowing or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving or Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Revolving Credit Commitments. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) The Borrower shall notify the Co-Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Co-Administrative Agent shall advise the Administrative Agent and the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction shall be permanent. Each reduction shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, on the Revolving Credit Maturity Date, the then unpaid principal amount of each of the Revolving Loans and (ii) to the Swingline Lender the then unpaid principal amount of the Swingline Loans on the earlier of the Revolving Credit Maturity Date or the first date after such Swingline Loans are made that is the 15th or last day of a calendar month; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Term Lenders the unpaid principal of all Tranche A Term Loans, on the dates and in the amounts set forth below, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date:

  Date                            Payment Amount
  ----                            --------------
 9/30/03                           1,662,836.00
12/31/03                           1,662,836.00
 3/31/04                           1,662,836.00
 6/30/04                           3,563,220.00
 9/30/04                           3,563,220.00
12/31/04                           3,563,220.00
 3/31/05                           3,563,220.00
 6/30/05                           3,563,220.00
 9/30/05                           3,563,220.00
12/31/05                           3,563,220.00
 3/31/06                           3,563,220.00
 6/30/06                           3,563,220.00
 9/30/06                           3,563,220.00
12/31/06                           3,563,220.00
 3/31/07                           3,563,220.00
 6/30/07                           3,563,220.00
 9/30/07                           3,563,220.00
12/31/07                           3,563,220.00

                  (c) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Term Lenders the unpaid principal of all Tranche B Term Loans, on the dates and in an aggregate amount equal to the percentage set forth below opposite such installment date multiplied by the aggregate principal amount of the Tranche B Term Loans outstanding at the end of the Tranche B Term Loan Availability Period, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date:

  Date                   Percentage
  ----                   ----------
 9/30/03                   2.6800%
12/31/03                   2.6800%
 3/31/04                   2.6800%
 6/30/04                   5.7475%
 9/30/04                   5.7475%
12/31/04                   5.7475%
 3/31/05                   5.7475%
 6/30/05                   5.7475%
 9/30/05                   5.7475%
12/31/05                   5.7475%
 3/31/06                   5.7475%
 6/30/06                   5.7475%
 9/30/06                   5.7475%
12/31/06                   5.7475%
 3/31/07                   5.7475%
 6/30/07                   5.7475%
 9/30/07                   5.7475%
12/31/07                   5.7475%

                  (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (f) The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (g) Any Lender may request that Loans made by it be evidenced by a promissory note only in order to facilitate pledges of the Loans in accordance with Section 9.04(d). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Co-Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04(d) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of prepayment. Each such notice shall be irrevocable, shall identify the Borrowing(s) being prepaid and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  (c) Borrower shall prepay the principal of the Term Loans, of the Prudential Debt and of the Additional Prudential Notes, upon notice and otherwise in compliance with Section 2.10(b) and/or the Revolving Credit Commitments shall be reduced in accordance with Section 2.08, as follows:

                           (i) In the event that and on each occasion on which any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay the principal of the Term Loans, the Prudential Debt and the Additional Prudential Notes and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to such Net Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (ii) of this paragraph.

                           (ii) Order of Application. Prepayments and/or reductions of Revolving Credit Commitments pursuant to this paragraph shall be applied as follows:

                           first, (A) to prepay the Term Loans, the Prudential
Debt and the Additional Prudential Notes and
                           second, after the payment in full of the Term Loans,
the Prudential Debt and the Additional Prudential Notes, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for LC Exposure as specified in Section 2.05(k) in an aggregate amount equal to such excess).

Any prepayment of the Term Loans, the Prudential Debt and the Additional Prudential Notes pursuant to this paragraph shall be applied (x) to each Term Loan, the Prudential Debt and the Additional Prudential Notes, pro rata in the same proportions as the then balance of each Term Loan, the Prudential Debt and the Additional Prudential Notes bears to the total balance of all Term Loans plus the Prudential Debt and the Additional Prudential Notes, provided that if prepayment is waived with respect to the Prudential Debt and/or the Additional Prudential Notes, the amounts that would have been payable absent such waiver shall be reallocated on a pro rata basis among the Term Loans and any non-waiving note holders, and (xx) with respect to each, to the last maturing installments thereof. Notwithstanding the foregoing, the Borrower shall not be required to apply any prepayment to the Prudential Debt or the Additional Prudential Notes if such prepayment is not required pursuant to the terms thereof and would cause the Borrower to incur any prepayment premium or penalty and, in each event, any amount which would otherwise have been used to make a prepayment of the Prudential Debt or the Additional Prudential Notes shall instead be used, first, to prepay the Term Loans and, second, to reduce the aggregate amount of the Revolving Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for LC Exposure as specified in
Section 2.05(k) in an aggregate amount equal to such excess).

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue (x) at a rate per annum equal to 62.5 basis points on the average daily amount of the Available Tranche B Term Commitment of such Lender during the period from and including the Effective Date to but excluding September 30, 2003 and (y) at the Applicable Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates; provided that, (i) if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure; and (ii) the commitment fee payable to the Swingline Lender shall accrue on the average daily amount of its Available Revolving Credit Commitment minus the average daily principal balance of the Swingline Loans during such period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and, with respect to commitment fees payable pursuant to clause (y) above, on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees payable pursuant to clause (y) above and accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 12.5 basis points per annum on the average daily amount of such Issuing Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to such Issuing Bank, in the case of fees payable to it) for distribution, in the case of Letter of Credit participation fees and commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Swingline Loans shall bear interest at the Federal Funds Effective Rate plus applicable Eurodollar Spread plus 15 basis points.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Loan prior to the end of the Availability Period) accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Federal Funds Effective Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

                  (c) the Administrative Agent is advised by one or more Lender(s), but less than the Required Lenders, that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then, in the case of clause (a) or (b) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; and in the case of clause (c) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective as to the Lender(s) giving notice under clause (c), (ii) if any Borrowing Request requests a Eurodollar Borrowing, the Loans made by such clause (c) Lender(s) as part of such Borrowing shall be made as ABR Loans and
(iii) the Interest Election Request or Borrowing Request shall be effective as against the other Lenders and the affected Borrowings shall have all of the characteristics specified in such Interest Election Request or Borrowing Request, except that interest on the Loans made by the clause (c) Lenders shall be computed at the ABR Rate.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank, or

                  (ii) impose on any Lender or any Issuing Bank, or the London interbank market, any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank, determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's or such Issuing Bank's, holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank, or such Lender's or such Issuing Bank's, holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, or such Lender's or such Issuing Bank's, holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank, setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank, to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's, right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank, pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's, intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Memphis time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 165 Madison Avenue, Memphis, Tennessee 38103, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The

Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing

Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce the cost referred to in
Section 2.11(c) or amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from an exercise of rights under
Section 2.13(c) or a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in elimination of the Section 2.13(c) rights on the part of the assignee or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers.

                  (a) The Borrower and each of its Subsidiaries is a corporation, limited liability company, partnership, association or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The jurisdiction of organization of the Borrower and each of its Subsidiaries existing on the Effective Date is indicated on Schedule 3.01.

                  (b) As of the Effective Date, the Borrower owns the direct and indirect interests in the Subsidiaries specified in Schedule 3.01. The Borrower's record and beneficial ownership, direct and indirect, of each Subsidiary is free from any material restriction, equity, security interest, or other Lien except as set forth in Schedule 3.01.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's and each Grantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and/or the Grantor executing the same and constitutes a legal, valid and binding obligation of the Borrower, and/or each such Grantor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and the execution, delivery and performance of the Loan Documents by the respective parties thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except pursuant to the Loan Documents.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its (i) audited consolidated and unaudited consolidating balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Years ended December 31, 2001 and December 31, 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) unaudited interim consolidated and consolidating financial statements, certified by its chief financial officer, for each Fiscal Quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. (a) The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for the Liens set forth on Schedule 6.02, for Liens permitted by Section
6.02 and for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of such intellectual property, nor does the Borrower know of any valid basis for any such claim.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) To the knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower and each of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law, except for such violation or liability that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect..

                  (c) The environmental audits regarding the real properties which are part of the Merchant's Acquisition provided to the Co-Administrative Agent pursuant to Section 4.01(j) do not contain any finding that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (d) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default (determined after giving effect to this Agreement) has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, Merchant's, Incorporated or Merban, Inc. is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) prior to the Effective Date contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin securities" or "margin Stock" (as defined in Regulations G and U issued by the Board). Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin security" or "margin Stock." Neither the Borrower nor any Subsidiary will use the proceeds of any Loan to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" or "margin Stock." If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  SECTION 3.13. Compliance with Conditions Precedent. The Borrower and each Subsidiary has (a) executed and delivered to the Co-Administrative Agent and the Lenders the documents described in Section 4.01 hereto; (b) obtained and delivered to the Co-Administrative Agent and the Lenders the opinions of counsel described in Section 4.01 (b); and (c) otherwise complied with all other conditions hereto.

                  SECTION 3.14. Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.15. Assets. Schedule 3.15 accurately describes the name and registration number of all federally registered trademarks, tradenames and service marks of the Borrower and its Subsidiaries as of the Effective Date.

                  SECTION 3.16. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 3.16(a) in appropriate form are filed in the offices specified on
Schedule 3.16(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiaries in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02).

                  (b) Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and when the Mortgage is filed at the request of the Collateral Agent in the offices specified on Schedule 3.16(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiaries in the Mortgaged Property and the proceeds thereof, as security for the Secured Indebtedness (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

                  SECTION 3.17. Solvency. The Borrower is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  SECTION 3.18. Certain Documents. The Borrower has delivered to the Co-Administrative Agent a complete and correct copy of the Merchant's Acquisition Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                  SECTION 3.19. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Co-Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Co-Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Co-Administrative Agent shall have received a favorable written opinion (addressed to the Co-Administrative Agent and the Lenders and dated the Effective Date) of Thompson Hine LLP, counsel for the Borrower, and other local counsel for Borrower or any Subsidiary, substantially in the form of Schedule 4.01(b), and covering such other matters relating to the Borrower, the Grantors, this Agreement and the other Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Co-Administrative Agent shall have received such documents and certificates as the Co-Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Grantors referred to in
         Section 4.01(f), the authorization of the Transactions and any other legal matters relating to the Borrower, such Grantors, this Agreement and the other Loan Documents and the Transactions, all in form and substance satisfactory to the Co-Administrative Agent and its counsel.

                  (d) The Co-Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (e) The Administrative Agent, Book Manager, Lead Arranger, Co-Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Co-Administrative Agent shall have received (i) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Grantor, and (ii) an Intercreditor Agreement executed and delivered by the Lenders and Prudential.

                  (g) The Collateral Agent shall have received a Mortgage on real property owned by the Borrower, located at 4770 Hickory Hill Road, Memphis, Tennessee, and containing an approximately 475,000 square foot executive office and warehouse facility (the "Mortgaged Property") which Mortgage shall be perfected if requested by the Collateral Agent.

                  (h) The Merchant's Acquisition shall have been consummated on terms and conditions set forth in the Merchant's Acquisition Documentation.

                  (i) The Co-Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid in full.

                  (j) The Co-Administrative Agent shall have received (i) copies of all existing environmental audits with respect to the real properties which are part of the Merchant's Acquisition and any other Person the acquisition of which is to be financed with proceeds from the Tranche B Term Loans and (ii) any other existing environmental audits requested by the Arranger.

                  (k) The Co-Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower and each Subsidiary (including Merchant's, Incorporated and its subsidiary) are located, and such search shall reveal no liens on any of the assets of the Borrower except for liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (l) The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (m) The Borrower and Prudential shall have executed the Additional Note Agreement in substantially the same form as the most recent draft thereof distributed to the Lenders.

                  (n) The Existing Note Agreement between the Borrower and Prudential shall have been amended in substantially the same form as the most recent draft of the Note Agreement for the Additional Prudential Notes distributed to the Lenders.

The Co-Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Memphis, Tennessee time, on April 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing, or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as if made on such date.

                  (b) At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Punctual Payment. The Borrower will punctually pay or cause to be paid the principal and interest due in respect of each Borrowing according to the terms hereof and the Borrower will punctually pay or cause to be paid the commitment, Letter of Credit participation and other fees for which it is responsible pursuant to Section 2.11 hereof.

                  SECTION 5.02. Financial Statements and Other Information. The Borrower will furnish to each Lender:

                  (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statement of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such, audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and within 90 days after the end of each Fiscal Year of the Borrower, its unaudited consolidating balance sheets and related statements of operations as of the end of and for such year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each of the Borrower's Consolidated Subsidiaries in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period and quarter of the previous Fiscal Year, and (ii) its consolidating balance sheets and related statements of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 through 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.03. Notices of Material Events. The Borrower will furnish to the Co-Administrative Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto

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                                                                              53

in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Co-Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.09. Use of Proceeds. The proceeds of the Term Loans will be used for the Refinancing, the Merchant's Acquisition and other Acceptable Acquisitions, and the proceeds of Revolving Loans will be used for the Refinancing and thereafter for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be used only to support general corporate purposes.

                  SECTION 5.10. Intercompany Loans/Payments. The Borrower agrees with the Lenders that (i) any payments made by a Guarantor in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation to the Borrower for repayment of any Intercompany Loans owed to the Borrower, (ii) it will require that any payments made by a Guarantor that is an indirect Wholly-Owned Subsidiary of the Borrower, in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to another Guarantor and (iii) except as set forth in Schedule 5.10, neither it nor any Wholly-Owned Subsidiary will demand, enforce or accept any payments on account of any Intercompany Loans owed to the Borrower by any Guarantor at a time when such Guarantor is insolvent or if such payments could reasonably be expected to render such Guarantor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

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                                                                              54

                  SECTION 5.11. Subsidiary Guarantees and Collateral. (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any Subsidiary (which, for the purposes of this paragraph (a), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), the Borrower will promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any Subsidiary, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Subsidiary, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any Subsidiary (other than by any Subsidiary that is an Excluded Foreign Subsidiary), the Borrower will promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or such Subsidiary (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Subsidiary, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  SECTION 5.12. Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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                                                                              55

                  (b) The Borrower will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.13. Additional Collateral, etc. (a) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 6.02(d)), if requested by the Collateral Agent, the Borrower shall, or shall cause its Subsidiary to, promptly
(i) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the Lenders, covering such real property, (ii) provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any property acquired after the Closing Date by any of the Borrower or its Subsidiaries (other than (x) any property described in paragraph (a) or Section 5.11, (y) any property subject to a Lien expressly permitted by Section 6.02(d) and (z) properly acquired by any Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, if requested by the Collateral Agent, the Borrower shall promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

                  SECTION 5.14. Title Insurance, etc. (a) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent and the title insurance company issuing the policy referred to in paragraph (b) below (the "Title Insurance Company") maps or plats of an as-built survey of the sites of the Mortgaged Properties, and such maps or plats shall be certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on

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                                                                              56

Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
(G) the flood zone designations, if any, in which any Mortgaged Property is located.

                  (b) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (c) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage
(2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

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                                                                              57

                  (a) Indebtedness created hereunder, and Guarantees executed pursuant to this Agreement;

                  (b) Indebtedness and Guarantees existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth on
         Schedule 6.01;

                  (c) Indebtedness owed to the Borrower or to any Wholly-Owned Subsidiary by any Wholly-Owned Subsidiary, that in each case is permitted under Sections 6.04(c), and Indebtedness owed by the Borrower or by any Wholly-Owned Subsidiary to any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.04(h);

                  (d) Guarantees and Indebtedness arising in connection with any Synthetic Lease, in an aggregate principal amount not exceeding $9,000,000 or in connection with the SunTrust Sale and Leaseback in an aggregate principal amount not exceeding $12,000,000;

                  (e) Guarantee obligations entered into by Big O Tires, Inc. or its Subsidiaries on behalf of its franchisees, other than Guarantees related to any Synthetic Lease and those existing Guarantee obligations listed on Schedule 6.01(e), provided that the aggregate principal amount of such guaranteed obligations arising after the Effective Date plus the aggregate principal amount of loans permitted under Section 6.04(i) at no time exceeds $20,000,000;

                  (f) Indebtedness of any Subsidiary which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not any extensions, renewals or replacements thereof; provided, that any such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                  (g) Guarantees by any of the Borrower or any Wholly-Owned Subsidiary of Indebtedness of any Wholly-Owned Subsidiary, provided such Subsidiary Indebtedness is permitted pursuant to this Section;

                  (h) other Indebtedness which does not have an aggregate principal amount exceeding $25,000,000 at any time outstanding;

                  (i) Guarantee obligations entered into by (x) the Borrower or any Wholly-Owned Subsidiary, of obligations of any Wholly-Owned Subsidiary to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) the Borrower or any Wholly-Owned Subsidiary, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under this clause (y) plus the aggregate amount of the investments permitted under Section 6.04(d) at no time exceeds $20,000,000; and

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                                                                              58

                  (j) Indebtedness owed by the Borrower to the sellers of Merchant's, Incorporated and its subsidiary evidenced by the promissory note pursuant to Section 3.03(a)(i) of the Merchant's Acquisition Agreement, provided that the proceeds from the Additional Prudential Notes shall be used to pay off the Indebtedness under such promissory note 15 days after the closing date of the Merchant's Acquisition.

                  SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that , if such Lien is not released within sixty days after the Effective Date, (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on
         Schedule 6.02;

                  (c) any Lien, other than a Lien securing a Synthetic Lease permitted under Section 6.01(d), existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; (iii) such Lien secures Indebtedness permitted by Section 6.01(h) and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens, other than Liens securing any Synthetic Lease permitted under Section 6.01(d), on fixed or capital assets acquired by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(h), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets,
         (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $5,000,000;

                  (e) Liens securing any Synthetic Lease or arising in connection with the SunTrust Sale and Leaseback permitted under Section 6.01(d); and

                  (f) a security interest granted by Tire Kingdom, Inc. to Michelin Tire Corporation, as secured party, with respect to all inventory previously and hereafter purchased from Michelin Tire Corporation by Tire Kingdom, Inc. and all proceeds thereof, provided that the aggregate amount of obligations secured thereby at no time exceeds $30,000,000.

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Wholly-Owned Subsidiary may merge into the Borrower or into another Wholly-Owned Subsidiary; (ii) any Wholly-Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Borrower or to another Wholly-Owned Subsidiary; (iii) any Wholly-Owned Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; (iv) Acceptable Acquisitions shall be permitted; and (v) the disposal of Northern States Tire, Inc. shall be permitted, whether by sale of assets or stock, or by merger or consolidation.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business not reasonably related to (i) the distribution of tires and other products in the automotive replacement market, (ii) providing financing to the Borrower and its other Subsidiaries, or (iii) owning and licensing intellectual property used by the Borrower or its other Subsidiaries.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                  (b) the Merchant's Acquisition; capital investments in any Subsidiary (provided that the Subsidiary is in existence on the Effective Date or becomes a Subsidiary at any time after the Effective Date in a manner which complies with all other provisions of this Agreement without giving effect to this clause (b)); and other investments and loans as otherwise described in
Schedule 6.04(b);

                  (c) loans or advances made by the Borrower or any Wholly-Owned Subsidiary to any Wholly-Owned Subsidiary;

                  (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons, not otherwise permitted pursuant to this Section, provided that the aggregate amount of such investments, plus the aggregate amount of the

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                                                                              60

obligations guaranteed pursuant to Section 6.01(i)(y), shall not exceed $20,000,000 at any one time; (Joint Venture profits and losses that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                  (e) investments in evidences of Indebtedness representing amounts formerly constituting accounts receivable owed to the Borrower or any Subsidiary in the ordinary course of business;

                  (f)      Guarantees permitted under Section 6.01;

                  (g) Acceptable Acquisitions. "Acceptable Acquisition" means any separate individual Acquisition completed after the date of this Agreement which has been either (a) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (i) the Acquisition target is a Person which is engaged in the replacement tire industry, (ii) the aggregate consideration for the Acquisitions shall not exceed $40,000,000 in any one calendar year,
(iii) the aggregate consideration for all Acquisitions completed after the date of this Agreement shall not exceed $75,000,000, provided that this amount shall be increased on an annual basis by 25% of the Borrower's Consolidated Net Income for each completed fiscal year commencing with its 2003 fiscal year and (iv) the Acquisition is made under circumstances in which no Default or Event of Default will either exist or result therefrom, and in which pro forma financial statements and projections including the Borrower, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition and that Borrower will have unused Revolving Credit Commitments upon consummation of such Acquisition aggregating not less than $20,000,000. As used in this paragraph, "Acquisition" means any transaction pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries (a) acquires all of the outstanding equity securities of any Person other than the Borrower or any Person which is then a Wholly-Owned Subsidiary of the Borrower, or (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Borrower, in any case pursuant to a merger, purchase of assets or any reorganization, or (c) purchases all or substantially all of the business or assets of any Person other than a Wholly-Owned Subsidiary of the Borrower or of any business unit or line of business of any such Persons;

                  (h) Intercompany Loans made to the Borrower or any Wholly-Owned Subsidiary by any Wholly-Owned Subsidiary; and

                  (i) loans by Big O Tires, Inc. or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans arising after the Effective Date plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(e) at no time exceeds $20,000,000. Investments in evidences of Indebtedness permitted under Section 6.04(e) and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $20,000,000 limit.

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                                                                              61

                  SECTION 6.05. Hedging Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with or make any payment or transfer to, any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not apply to transactions (i) between the Borrower and any Wholly-Owned Subsidiary, as long as such transactions do not violate Section 6.04; or (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Borrower and/or Subsidiary, (x) transactions between the Borrower or any Wholly-Owned Subsidiary and TBC de Mexico or (xx) transactions between Big O Tires, Inc. or any of its Subsidiaries and any Joint Venture established by Big O Tires, Inc. or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.04(d).

                  SECTION 6.07. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

                  SECTION 6.08. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter of the Borrower to be less than the amount set forth in the following table. For purposes of this Section, "Fixed Charge Coverage Ratio" means as of the last day of any Fiscal Quarter of the Borrower, the ratio of (a) EBITDA for the period of four Fiscal Quarters ending on the last day of such quarter to (b) the sum of the Consolidated Interest Expense, Scheduled Payments and Capital Expenditures for such period:

Quarter Ending                 Ratio
--------------                 -----
    6/30/03                    1.15:1
    9/30/03                    1.15:1
   12/31/03                    1.15:1
    3/31/04                    1.15:1
    6/30/04                    1.15:1
    9/30/04                    1.25:1
   12/31/04                    1.25:1
    3/31/05                    1.25:1
    6/30/05                    1.25:1
    9/30/05                    1.50:1
   12/31/05                    1.50:1
    3/31/06                    1.50:1
    6/30/06                    1.50:1
    9/30/06                    1.50:1
   12/31/06                    1.50:1
    3/31/07                    1.50:1
    6/30/07                    1.50:1
    9/30/07                    1.50:1
   12/31/07                    1.50:1

                  SECTION 6.09. Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter to be greater than that set forth in the following table:

Quarter Ending                 Ratio
--------------                 -----
    6/30/03                    3.25:1
    9/30/03                    3.25:1
   12/31/03                    3.25:1
    3/31/04                    3.00:1
    6/30/04                    3.00:1
    9/30/04                    2.75:1
   12/31/04                    2.75:1
    3/31/05                    2.50:1
    6/30/05                    2.50:1
    9/30/05                    2.50:1
   12/31/05                    2.50:1
    3/31/06                    2.25:1
    6/30/06                    2.25:1
    9/30/06                    2.25:1
   12/31/06                    2.25:1
    3/31/07                    2.25:1
    6/30/07                    2.25:1
    9/30/07                    2.25:1
   12/31/07                    2.25:1

                  SECTION 6.10. Adjusted Debt to EBITDAR. The Borrower will not permit the ratio of (i) Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter to be greater than the amount set forth in the following table:

Quarter Ending                 Ratio
--------------                 -----
    6/30/03                    5.25:1
    9/30/03                    5.25:1
   12/31/03                    5.25:1
    3/31/04                    5.00:1
    6/30/04                    5.00:1
    9/30/04                    5.00:1
   12/31/04                    5.00:1
    3/31/05                    4.75:1
    6/30/05                    4.75:1
    9/30/05                    4.50:1
   12/31/05                    4.50:1
    3/31/06                    4.50:1
    6/30/06                    4.50:1
    9/30/06                    4.25:1
   12/31/06                    4.25:1
    3/31/07                    4.25:1
    6/30/07                    4.25:1
    9/30/07                    4.00:1
   12/31/07                    4.00:1

For purposes of this Section, at the end of any Fiscal Quarter, (i) "Adjusted Debt" shall mean Consolidated Funded Indebtedness as of the end such Fiscal Quarter, plus eight times the rental payments made (net of any sublease income) during the four Fiscal Quarter period then ended, and (ii) EBITDAR shall mean the aggregate EBITDA, plus the aggregate rental payments (net of any sublease income), for the four Fiscal Quarter period then ended.

                  SECTION 6.11. Asset Test. The Borrower will not permit the ratio of the sum of its consolidated accounts receivable and inventories subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement (and, in any event, exclusive of any then outstanding amounts secured by a security interest on inventory permitted by Section 6.02(f)) to Consolidated Funded Indebtedness at the end of any Fiscal Quarter to be less than 1.35 to 1.

                  SECTION 6.12. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to this Agreement or any of the other Loan Documents will, when so furnished, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, with respect to projected financial information, such information may be prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 6.13. Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) for transactions with Affiliates permitted under Section 6.06; (c) for the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course; (d) for one or more transactions in which fixed or capital assets are sold and leased back, on terms that do not constitute Capital Lease Obligations (other than the SunTrust Sale and Leaseback and any transaction described in clause (e) below), provided that if the aggregate sale price of the assets sold exceeds $5,000,000, the Net Proceeds of each such sale are used to prepay principal of the Term Loans, of the Prudential Debt and of the Additional Prudential Notes, pursuant to Section 2.10(c); (e) that Big O Tires, Inc. and its Subsidiaries shall be permitted (i) to sell Big O franchisee loans to third parties, and (ii) to sell to Big O franchisees, or to sell and leaseback for subleasing to Big O franchisees, Big O stores (including real estate, fixtures and equipment), provided that, in each case under clauses (i) and (ii) the transaction is in the ordinary course of business and consistent with past practice; (f) for sales described in Schedule 6.13; and (g) for the SunTrust Sale and Leaseback.

                  SECTION 6.14. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock or other equity interest,
(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits for management or employees of the Borrower and its Subsidiaries and (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments in an aggregate amount not exceeding $10,000,000 per calendar year on account of (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares and (ii) the payment of dividends with respect to its preferred stock.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

                  (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03, 5.04 (with respect to the Borrower's existence) or 5.08, or (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in
         Article VI, and in each case in clauses (i) and (ii), either (x) such failure is not remedied within two Business Days after any of the Chief Executive Officer of the Borrower or any Financial Officer obtains knowledge thereof or (xx) within such two-day period, the Required Lenders, or the Co-Administrative Agent on instructions of the Required Lenders, gives the Borrower notice that such failure constitutes a Default;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date the Borrower shall have obtained knowledge thereof and (ii) written notice thereof from the Co-Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

                  (m)      a Change in Control shall occur;

                  (n) the Borrower or any Subsidiary shall be subject to any Environmental Liability or the subject of any proceeding or investigation pertaining to the release by the Borrower or any Subsidiary, or any other Person of any Hazardous Material into the environment, or pertaining to any violation of any Environmental Law, which, in any case, could reasonably be expected to have a Material Adverse Effect; or

                  (o) the Guarantee and Collateral Agreement, the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or any Mortgage shall for any reason cease to be an enforceable obligation of the Borrower or any Grantor, as the case may be, that executed the same or if such party or any other Person should contest the validity of such guarantee, the Guarantee and Collateral Agreement or Mortgage or shall seek in any way to have it declared null and void or to have such party's obligations thereunder in any way limited, or if such party shall in any respect not described elsewhere in this Article fail to perform any of its obligations under such Guarantee and Collateral Agreement or any Mortgage, and such failure shall continue unremedied for a period of fifteen days after the earlier to occur of (i) the date the Borrower shall have obtained knowledge thereof or (ii) written notice thereof from the Collateral Agent to the Borrower (which notice will be given at the request of any Lender);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Co-Administrative Agent shall, pursuant to the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

            The Administrative Agent and the Co-Administrative Agent

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent and the Co-Administrative Agent as its agent under this Agreement and the other Loan Documents, and authorizes the Administrative Agent and the Co-Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated respectively to the Administrative Agent and the Co-Administrative Agent by the terms hereof and of the other Loan Documents together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as the Administrative Agent and the Co-Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Co-Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the Co-Administrative Agent hereunder.

                  Neither the Administrative Agent nor the Co-Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) neither shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and in the other Loan Documents that the Administrative Agent or the Co-Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, neither the Administrative Agent nor the Co-Administrative Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Co-Administrative Agent, as the case may be, or any of its respective Affiliates in any capacity. Neither the Administrative Agent nor the Co-Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or for any action taken or not taken by it in the absence of its own gross negligence or wilful misconduct. Neither the Administrative Agent nor the Co-Administrative Agent shall be deemed to have knowledge of any Default (including any event of default under any other Loan Document) unless and until written notice thereof is given to it by the Borrower or a Lender, and neither the Administrative Agent nor the Co-Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Co-Administrative Agent, as the case may be.

                  The Administrative Agent and the Co-Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Co-Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Co-Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each of the Administrative Agent and the Co-Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and the Co-Administrative Agent and any such sub-agent may perform any and all duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Co-Administrative Agent, and any such sub-agent.

                  Upon the appointment and acceptance of a successor Administrative Agent or Co-Administrative Agent as provided in this paragraph, the Administrative Agent or Co-Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the

Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower (provided Borrower's approval shall not be required during the existence of a Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Co-Administrative Agent gives notice of its resignation, then the retiring Administrative Agent or Co-Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent or Co-Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Co-Administrative Agent hereunder and under the other Loan Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Co-Administrative Agent, and the retiring Administrative Agent or Co-Administrative Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Co-Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's or Co-Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Co-Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent or Co-Administrative Agent, as the case may be.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention of Chief Financial Officer, (Fax No. (901) 541-3752);

                  (b) if to the Administrative Agent, to National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of Manager, National Department (Fax No. (901) 523-4267);

                  (c) if to any Issuing Bank, to First Tennessee Bank National Association at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of James Moore, Senior Vice President (Fax No. (901) 523-4267) and to JPMorgan Chase Bank at Corporate Banking Department, One Chase Square, 9th Floor, Rochester, New York, 14643, Attention of Bruce Yoder, Vice President (Fax No.
         (716) 258-4258);

                  (d) if to the Swingline Lender, to it at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of Manager, National Department (Fax No. (901) 523-4267);

                  (e) if to the Co-Administrative Agent, to it at it at Corporate Banking Department, One Chase Square, 9th Floor, Rochester, New York, 14643, Attention of Bruce Yoder, Vice President (Fax No.
         (716) 258-4258);

                  (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Co-Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Co-Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or waive or release the obligation of the Borrower with respect to any such principal, interest, fees, or LC Disbursement without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) waive, amend or modify any of the provisions of Article VIII or, except as provided in Section 4(a) of the Intercreditor Agreement, release any of the Collateral or release all or substantially all of the Guarantors from their obligations under the Collateral Agreement, without the written consent of all Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be.

                  (c) Should the Borrower or any Guarantor become a party to a case under the United States Bankruptcy Code, each Lender shall be entitled to file its own claim, to the extent that a filing may be necessary. The Co-Administrative Agent shall review each claim before being filed by a Lender to assure that the claim is filed on a basis consistent with the Administrative Agent's and the Co-Administrative Agent's records and the legal position, if any, taken by the Administrative Agent or the Co-Administrative Agent on behalf of the Lenders pursuant to this Agreement. Should the Borrower or any Guarantor become a party to a reorganization proceeding under the United States Bankruptcy Code, each Lender shall be recognized as the holder of a separate claim for the purpose of the approval or rejection of a plan under 11 U.S.C. Section 1126, may freely vote such claim, and the provisions of this Section shall control Section 9.02(b) and the other provisions of this Agreement that might otherwise require the consent of the Required Lenders or of all Lenders in such circumstances. The Administrative Agent and Co-Administrative Agent shall continue as such under this Agreement and the other Loan Documents as they may be amended by any adopted plan of reorganization in such a proceeding.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of their respective counsel, in connection with the syndication of the credit facilities provided for herein, and the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment related thereto and (iii) all out-of-pocket expenses incurred by the Collateral Agent under the Guarantee and Collateral Agreement, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, and the other Loan

Documents including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery by the Borrower or any Grantor of this Agreement, the other Loan Documents and any agreement or instrument contemplated hereby or thereby, the performance by the Borrower or any Grantor of their respective obligations hereunder and under the other Loan Documents or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Co-Administrative Agent, each Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Co-Administrative Agent, each Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender's Revolving Credit Commitment as a percentage of all Revolving Credit Commitments) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or the Swingline Lender, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Article VII has occurred and is continuing, any other Person; and

                  (B) the Co-Administrative Agent, provided that no consent of the Co-Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Term Loan or Revolving Loan, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under
         Article VII has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Co-Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 9.04, the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Co-Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Co-Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to
Section 9.02(b) and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). Each of the Borrower, each Lender, the Administrative Agent and the Co-Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and
9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Bank or any Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including, without limitation, each Commitment Letter between the Borrower and each Lender, to the extent, but only to the extent, that it relates to such Lender. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Co-Administrative Agent and when the Co-Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Execution and delivery of this Agreement as provided above shall constitute authorization to the Administrative Agent and the Co-Administrative Agent to execute and deliver the Intercreditor Agreement on its behalf, and each Assignee shall become a party to the Intercreditor Agreement upon its becoming a Lender pursuant to the term and conditions hereof.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized, provided that it has the consent of the Co-Administrative Agent (which consent may not be unreasonably withheld), at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law, Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court sitting in New York County, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) if an agreement containing provisions substantially the same as those of this Section has been obtained, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its Subsidiaries' businesses, other than any such information that is available to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower                             TBC CORPORATION

                                     By: /S/ LAWRENCE C. DAY
                                         -----------------------
                                         Name:  Lawrence C. Day
                                         Title: President and Chief Executive
                                                Officer

Lenders and Administrative Agent     FIRST TENNESSEE BANK NATIONAL
                                     ASSOCIATION, individually, as
                                     Administrative Agent, as Swingline
                                     Lender and as Issuing Bank

                                     By: /S/ JAMES H. MOORE, JR.
                                         -----------------------
                                         Name:  James H. Moore, Jr.
                                         Title: Senior Vice President

                                     JPMORGAN CHASE BANK, individually, as
                                     Co-Administrative Agent and as Issuing Bank

                                     By: /S/ BRUCE YODER
                                         -----------------------
                                         Name:  Bruce Yoder
                                         Title: Vice President

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     individually and as Documentation Agent

                                     By: /S/ BRIAN H. GALLAGHER
                                         -----------------------
                                         Name:  Brian H. Gallagher
                                         Title: Vice President

                                     SUNTRUST BANK, individually and as
                                     Syndication Agent

                                     By: /S/ LEONARD L. MCKINNON
                                         -----------------------
                                         Name:  Leonard L. McKinnon
                                         Title: Director

                                     FLEET CAPITAL CORPORATION

                                     By: /S/ ROBERT B. H. MOORE
                                         -----------------------
                                         Name:  Robert B. H. Moore
                                         Title: Senior Vice President

                                     NATIONAL CITY

                                     By: /S/ KEVIN M. KNOPF
                                         -----------------------
                                         Name:  Kevin M. Knopf
                                         Title: Vice President

                                     FIFTH THIRD BANK

                                     By: /S/ JAMES E. SIMPSON
                                         -----------------------
                                         Name:  James E. Simpson
                                         Title: Vice President

                                     GUARANTY BANK

                                     By: /S/ SCOTT L. BREWER
                                         -----------------------
                                         Name:  Scott L. Brewer
                                         Title: Vice President

                                     REGIONS BANK

                                     By: /S/ SAM PRUDHOMME
                                         -----------------------
                                         Name:  Sam Prudhomme
                                         Title: Assistant Vice President

                                     UNION PLANTERS BANK, N.A.

                                     By: /S/ TED MILLER
                                         -----------------------
                                         Name:  Ted Miller
                                         Title: Vice President

                                     COMPASS BANK

                                     By: /S/ KEELY W. MCGEE
                                         -----------------------
                                         Name:  Keely W. McGee
                                         Title: Vice President

                                                                  SCHEDULE 1.01A

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement dated as of March 31, 2003 (as amended and in effect on the date hereof, the "Credit Agreement"), among TBC Corporation, the Lenders named therein, First Tennessee Bank National Association, as Administrative Agent for the Lenders, and JPMorgan Chase Bank, as Co-Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

      The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Revolving Credit Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

      This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

      This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

FACILITY                          PRINCIPAL AMOUNT      PERCENTAGE ASSIGNED OF
                                  ASSIGNED              FACILITY/REVOLVING CREDIT
                                                        COMMITMENT (SET FORTH,
                                                        TO AT LEAST 8 DECIMALS,
                                                        AS A PERCENTAGE OF THE
                                                        FACILITY AND THE
                                                        AGGREGATE REVOLVING
                                                        CREDIT COMMITMENTS OF
                                                        ALL LENDERS THEREUNDER
Revolving Credit                  $                                         %
Commitment Assigned:
Revolving Loans:                  $                                         %
Tranche A Term Loans:             $                                         %
Tranche B Term Commitment         $                                         %
Assigned:
Tranche B Term Loans:             $                                         %

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                      [NAME OF ASSIGNOR], AS ASSIGNOR

                                      BY:     _________________________________
                                              NAME:
                                              TITLE:

                                      [Name of Assignee], as Assignee

                                      By:     _________________________________
                                              Name:
                                              Title:

The undersigned hereby consent to the within assignment:

TBC Corporation                           JPMORGAN CHASE BANK, AS CO-ADMINISTRATIVE

                                          AGENT

BY: _________________________________

    NAME:                                 BY: _________________________________
    Title:                                    NAME:
                                              TITLE:

                                                                  SCHEDULE 1.01B

                 FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE

To:     JPMORGAN CHASE BANK,
        as Co-Administrative Agent under the Credit Agreement referred to below

            Reference is hereby made to the Credit Agreement, dated as of March [31], 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders party thereto, the Syndication Agent and Documentation Agents named therein, First Tennessee National Association, as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, as co-administration agent for the Lenders (in such capacity the "Co-Administrative Agent"). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

            This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

      1. Each Lender party hereto agrees to make or increase the amount of its Revolving Commitments in the amount set forth opposite such Lender's name below under the caption "Increased Facility Amount".

      2.    The Increased Facility Closing Date is ______.

            The undersigned [Chief Financial Officer][Vice President - Finance] of the Borrower certifies as follows:

      1. I am the duly elected, qualified and acting [Chief Financial Officer][Vice President - Finance] of the Borrower.

      2. I have reviewed and am familiar with the contents of this Increased Facility Activation Notice.

      3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period ended __________ __, 200_ [insert most recent period for which Financial Statements have been delivered]. Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any Default or Event of Default, both on the date hereof and after giving pro forma effect to any Loans made pursuant to this Increased Facility Activation Notice and the application of the proceeds therefrom.

      4. The requirements set forth in clauses (B), (C) and (D) of the proviso to Section 2.02(d) of the Credit Agreement have been complied with in connection with this Increased Facility Activation Notice.

            IN WITNESS WHEREOF, the undersigned have executed this Increased Facility Activation Notice this _____ day of ____, 200__.



                                          ------------------------------------
                                          Name:
                                          Title:  [Chief Financial Officer][Vice
                                          President-Finance]


                                          TBC CORPORATION



                                          By:______________________________
                                          Name:
                                          Title:

Increased Facility Amount                 [NAME OF LENDER]

$

                                          By:______________________________
                                             Name:
                                             Title:

CONSENTED TO:

JPMORGAN CHASE BANK,
as Co-Administrative Agent

By:______________________________
Name:
Title:

                                                                  SCHEDULE 1.01C

                           EXISTING LETTERS OF CREDIT

Zurich American Insurance Company                           $2,700,000
First Tennessee National Association                        $1,560,000
Traveler's Insurance Company                                $  118,000
Zurich American Insurance Company                           $2,322,000
Traveler's Casualty & Surety Company of American            $  300,000
Total                                                       $7,000,000

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                                          Revolving      Tranche A     Tranche B
                Lender                     Credit        Term Loan     Term Loan       Total
                                          Commitment     Commitment    Commitment
----------------------------------      -------------    ----------    ----------   -----------
JPMorgan Chase Bank                      $17,482,016    $ 8,920,862   $ 3,597,122   $ 30,000,000
First Tennessee Bank National
Association                              $13,694,245    $ 6,988,009   $ 2,817,746   $ 23,500,000
SunTrust Bank                            $14,568,345    $ 7,434,053   $ 2,997,602   $ 25,000,000
U.S. Bank National Association           $14,568,345    $ 7,434,053   $ 2,997,602   $ 25,000,000
Fleet Capital Corporation                $11,654,676    $ 5,947,242   $ 2,398,082   $ 20,000,000
National City                            $11,654,676    $ 5,947,242   $ 2,398,082   $ 20,000,000
Fifth Third Bank                         $ 8,741,007    $ 4,460,432   $ 1,798,561   $ 15,000,000
Guaranty Bank                            $ 8,741,007    $ 4,460,432   $ 1,798,561   $ 15,000,000
Regions Bank                             $ 8,741,007    $ 4,460,432   $ 1,798,561   $ 15,000,000
Union Planters Bank, N.A.                $ 8,741,007    $ 4,460,432   $ 1,798,561   $ 15,000,000
Compass Bank                             $ 2,913,669    $ 1,486,811   $   599,520   $  5,000,000

Total                                    $121,500,000   $62,000,000   $25,000,000   $208,500,000

                                                                   SCHEDULE 2.02

                          FORM OF NEW LENDER SUPPLEMENT

            NEW LENDER SUPPLEMENT (this "New Lender Supplement"), dated _________________, to the Credit Agreement, dated as of March [31], 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders party thereto, the Syndication Agent and Documentation Agents named therein, First Tennessee National Association, as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, as co-administration agent for the Lenders (in such capacity the "Co-Administrative Agent").

                              W I T N E S S E T H :

            WHEREAS, the Credit Agreement provides in Section 2.02(e) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Co-Administrative Agent (which consent shall not be unreasonably withheld) by executing and delivering to the Borrower and the Co-Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

            WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

            NOW, THEREFORE, the undersigned hereby agrees as follows:

            1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Co-Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with Revolving Loans of $__________.

            2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon any agent or any other lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Co-Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Co-Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
      Section 2.16(e) of the Credit Agreement.

            3. The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

            4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.


            IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                            [INSERT NAME OF LENDER]

                                            By________________________________
                                                 Name:
                                                 Title:

Accepted this _____ day of

______________, ____.

TBC CORPORATION

By____________________________
    Name:
    Title:

Accepted this ____ day of

______________, ____.


JPMORGAN CHASE BANK,

as Co-Administrative Agent

By____________________________
     Name:
     Title:

                                                                   SCHEDULE 3.01


           BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION

Borrower: TBC Corporation, A Delaware Corporation ("TBC")

Subsidiaries directly owned by TBC:

              Name                Jurisdiction of     Percentage of Stock/       Subsidiaries
                                    Organization       Equity Owned by TBC
              ----                ---------------     --------------------       ------------
Big O Tires, Inc.                      Nevada                  100%               See Below
Carroll's, Inc.                       Georgia                  100%                  None
Northern States Tire, Inc.            Delaware                 100%                  None
TBC International Inc.                Delaware                 100%                  None
TBC Retail Enterprises, Inc.          Delaware                 100%               See Below
TBC Brands, LLC                       Delaware                 100%                  None
TBC Capital, LLC                      Delaware                 90%*                  None

         *5% is owned by each of Carroll's, Inc. and Tire Kingdom, Inc.

Subsidiaries Directly Owned by Big O Tires, Inc.:

              Name                Jurisdiction of     Percentage of Stock       Subsidiaries
                                   Incorporation         Owned by Big O
              ----                ---------------     --------------------       ------------
Big O Development, Inc.               Colorado                100%                  None
O Advertising, Inc.                   Colorado                100%                  None
Big O Tire of Idaho, Inc.              Idaho                  100%                  None


Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:


               Name               Jurisdiction of       Percentage of Stock      Subsidiaries
                                   Incorporation        Owned by TBC Retail
               ----               ---------------       --------------------     ------------
  Big O Retail Enterprises,          Colorado                  100%                  None
    Inc.

  Tire Kingdom, Inc.                 Florida                   100%               See Below

Subsidiaries Directly Owned By Tire Kingdom, Inc.:**

              Name                 Jurisdiction of    Percentage of Stock       Subsidiaries
                                   Incorporation          Owned by TKI
              ----                ---------------     --------------------       ------------
Merchant's, Incorporated            Delaware                  100%                  See Below

Subsidiaries Directly Owned By Merchant's, Incorporated:**

              Name                 Jurisdiction of    Percentage of Stock       Subsidiaries
                                   Incorporation       Owned by Merchant's
              ----                ---------------     --------------------       ------------
Merban, Inc.                        Virginia                    100%                 None

--------
** After Closing Date of Merchant's Acquisition.

                                                                   SCHEDULE 3.15

                    TRADEMARKS, TRADENAMES AND SERVICE MARKS

                               TIRE KINGDOM, INC.

TRADEMARK REPORT BY MARK                  PRINTED:3/28/2003               PAGE 1
STATUS:ACTIVE

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
MISCELLANEOUS [CROWN] DESIGN

UNITED STATES                              9/1/1999    75/791,760    6/27/2000      2,363,324    REGISTERED        35


TIRE KINGDOM

UNITED STATES                              2/5/2003    76/487,769                                   PENDING        35

UNITED STATES                            12/10/1992    74/338,671    5/31/1994      1,838,215    REGISTERED        42


TIRE KINGDOM & DESIGN

UNITED STATES                              2/5/2003    76/487,604                                   PENDING        35

                                                     END OF                              TOTAL ITEMS SELECTED =     4


                                BIG O TIRES, INC.


TRADEMARK REPORT BY MARK                  PRINTED:3/28/2003               PAGE 1
STATUS:ACTIVE

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
A REPUTATION YOU CAN RIDE ON
UNITED STATES                             2/22/1993    74/360,838    7/19/1994      1,845,544    REGISTERED      37,42


ASPEN
UNITED STATES                             3/25/1988    73/718,614   10/11/1988      1,508,041    REGISTERED         12


BIG FOOT
CANADA                                    3/15/1988        602897    3/13/1992         395398    REGISTERED          A

MEXICO                                    5/15/1998        332727   10/20/2000         674604    REGISTERED         12

UNITED STATES                              5/7/1993    74/389,931    7/11/1995      1,904,955    REGISTERED         12


BIG FOOT 60

UNITED STATES                              9/6/1974    73/031,264    9/12/1978      1,102,058    REGISTERED         12


BIG FOOT 70

UNITED STATES                             9/16/1974    73/031,311    9/12/1978      1,102,059    REGISTERED         12


BIG HAUL

UNITED STATES                             10/3/1974    73/033,736    8/26/1975      1,018,800    REGISTERED         12


BIG LIFT

CANADA                                     3/9/1998        871625                                   ALLOWED         37

UNITED STATES                             9/17/1997    75/358,399   12/18/2001      2,520,443    REGISTERED      35,37


BIG O

MEXICO                                    5/15/1998        332726   10/20/2000         674603    REGISTERED         12

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
TEXAS                                      9/2/1982           N/A     9/2/1982          40704    REGISTERED         12

TEXAS                                     11/1/1982         40967    11/1/1982          40967    REGISTERED         42

UNITED STATES                             1/14/1974    73/010,921    9/24/1974        993,415    REGISTERED         12

UNITED STATES                             9/10/1973    73/000,572    10/1/1974        994,466    REGISTERED         42


BIG O TIRES

CANADA                                    6/18/1987        586384   10/27/1989         361490    REGISTERED        N/A

CANADA                                     5/5/1999     1,014,484    2/21/2002      TMA558285    REGISTERED   12,35,37

MEXICO                                    5/15/1998        332728   10/20/2000         674605    REGISTERED         42

UNITED STATES                             4/12/1999    75/679,597   12/12/2000      2,411,926    REGISTERED   12,35,37


BIG O TIRES & DESIGN

CANADA                                                               6/12/1981        259,938    REGISTERED        N/A

CANADA                                    3/27/1991        682687   11/12/1993      TMA419439    REGISTERED        N/A


BIG O TIRES AND DESIGN

UNITED STATES                             12/4/1989    74/007,344    8/28/1990      1,611,160    REGISTERED      12,42


COST U LESS & DESIGN
CANADA                                     8/5/1994        761237   10/28/1997      TMA484761    REGISTERED       A,AA

MEXICO                                     8/9/1994        207912   10/11/1994         476693    REGISTERED       37,A

MEXICO                                     8/9/1994        207911    10/5/1994         476099    REGISTERED         42


COSTULESS & Design

UNITED STATES                             7/12/1994    74/548,947    1/30/1996      1,952,457    REGISTERED   12,37,42


DARE TO COMPARE

UNITED STATES                             4/20/2000    76/030,453    9/25/2001      2,492,236    REGISTERED        035


DESIGN OF BIG FOOT

CANADA                                     5/5/1999     1,014,482    3/15/2001     TMA542,415    REGISTERED   12,35,37

UNITED STATES                             4/12/1999    75/680,850     2/1/2000      2,314,775    REGISTERED   12,35,37


EURO TOUR

CANADA                                    1/15/2003       1164833                                   PENDING         12

MEXICO                                     2/3/2003        586480                                   PENDING         12

UNITED STATES                             11/8/2002    76/468,502                                   PENDING         12


EXTRA CARE & DESIGN

UNITED STATES                             3/24/1986       589,583   11/18/1986      1,417,730    REGISTERED         37

UNITED STATES                             3/24/1986    73/589,583   11/18/1986      1,417,730    REGISTERED         37


HYDRO-TRAC

MEXICO                                    1/14/1994        188025     5/4/1994         459327    REGISTERED         12


LEGACY

CANADA                                    3/15/1988        602896    3/13/1992         395397    REGISTERED        N/A

COLORADO                                 10/28/1985           N/A   10/28/1985         T29645    REGISTERED         35

COLORADO                                                             4/22/1976         T30670    REGISTERED

MEXICO                                    1/14/1994        188026     5/4/1994         459328    REGISTERED         12

UNITED STATES                            10/31/1985    73/566,064    5/20/1986      1,393,967    REGISTERED         12

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
LIGHTENING

MEXICO                                    1/14/1994        188027    12/6/1994         481629    REGISTERED      12,35


PATHMAX

UNITED STATES                              8/3/1998    75/529,550    9/28/1999      2,281,419    REGISTERED         12


PROCOMP

MEXICO                                    1/14/1994        188028     5/4/1994         459329    REGISTERED      12,35


PROCOMP HIGH PERFORMANCE

UNITED STATES                             7/27/1992    74/298,320     7/5/1994      1,842,854    REGISTERED         12


SASQUATCH [BIG FOOT] DESIGN

CANADA                                     5/5/1999     1,014,483    1/16/2003      TMA573769    REGISTERED   12,35,37


SONIC COMMERICAL

UNITED STATES                             12/2/1964    72/207,339    3/15/1966        805,578    REGISTERED         12


SUN VALLEY

UNITED STATES                            10/31/1968    72/310,988    6/17/1969        871,318    REGISTERED         35


VENGEANCE

CANADA                                     1/2/2003           N/A                                   PENDING

MEXICO                                     1/7/2003        582675                                   PENDING

UNITED STATES                            10/18/2002    76/460,700                                   PENDING         12


WWW.BIGOTIRES.COM & DESIGN

CANADA                                    3/20/2001       1096649                                   PENDING

MEXICO                                    3/29/2001        478565    8/30/2001         713395    REGISTERED         37

MEXICO                                    3/29/2001        478566                                   PENDING         42

UNITED STATES                             12/1/2000    76/174,243    12/4/2001      2,514,975    REGISTERED      35,37

                                                     END OF                               TOTAL ITEMS SELECTED =    63


                                 TBC BRANDS, LLC



TRADEMARK REPORT BY MARK                  PRINTED:3/28/2003               PAGE 1
STATUS:ACTIVE

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
AQUA FLOW

CANADA                                     3/9/1993       724,287    7/15/1994         430478    REGISTERED        N/A

JAPAN                                     8/25/1993      87543/93    7/31/1996        3183343    REGISTERED         12

MEXICO                                    3/24/1993        163889     8/3/1993         438707    REGISTERED         12

UNITED STATES                            11/24/1992    74/334,184     1/4/1994      1,815,411    REGISTERED         12


AQUA FLOW III

CANADA                                     2/5/2001       1091561                                   ALLOWED

MEXICO                                    3/13/2001        475492    5/24/2001         699369    REGISTERED

UNITED STATES                             9/13/2000    76/128,049     4/2/2002      2,557,298    REGISTERED         12


BROADWAY CLASSIC

UNITED STATES                             12/4/2002    76/472,568                                   PENDING         12


CENTRED

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
CANADA                                    2/19/1999       1006129   10/18/2000     TMA535,038    REGISTERED         12

MEXICO                                    4/23/1999        372561    2/29/2000         644642    REGISTERED         12

UNITED STATES                             1/15/1999    75/621,314    3/20/2001      2,437,511    REGISTERED         12


CENTRON

UNITED STATES                             3/12/1985    73/526,552     9/3/1985      1,357,941    REGISTERED         12


CENTURY

CANADA                                    9/10/1999     1,028,617   11/22/2002      TMA571137    REGISTERED        N/A

UNITED STATES                             7/30/1999    75/764,830    7/17/2001      2,470,426    REGISTERED         12


CORDOVAN

CANADA                                     3/8/1990       652,673     4/5/1991         382741    REGISTERED         12

CHINA                                     6/28/2002       3225736                                   PENDING         12

EUROPEAN UNION                           12/30/1997        719351     4/7/1999      000719351    REGISTERED       9,12

FRANCE                                    4/25/1991        282653    4/25/1991        1657817    REGISTERED       9,12

GERMANY                                   4/30/1991    T31825/12W    7/14/1992        2017105    REGISTERED       9,12

MEXICO                                   12/19/1997        318673    2/27/1998         571618    REGISTERED         12

SOUTH KOREA                               6/28/2002    2002-30152                                PENDING            12

UNITED KINGDOM                            4/24/1991       1462329    4/24/1991        1462329    REGISTERED         12

UNITED KINGDOM                            5/21/1991       1464865    5/21/1991        1464865    REGISTERED          9

UNITED STATES                             9/27/1985    73/560,572    12/2/1986      1,419,104    REGISTERED      12,17

UNITED STATES                             6/15/1945    72/159,045    8/27/1963        755,493    REGISTERED         35


CORDOVAN BONNEVILLE JET (STYLIZED)

UNITED STATES                             5/19/1964    72/193,756     2/9/1965        784,838    REGISTERED         35


CORDOVAN RADIAL G/T

UNITED STATES                            11/29/1976    73/108,055    9/19/1978      1,102,631    REGISTERED         12


CORDOVAN WIDE 600

UNITED STATES                             8/30/1967    72/279,376     8/6/1968        854,177    REGISTERED         35


CRITERION

UNITED STATES                             2/29/1980    73/252,026    9/15/1981      1,169,191    REGISTERED         12


EPIC

CANADA                                    6/13/2000     1,063,059     8/7/2002      TMA565594    REGISTERED        N/A

MEXICO                                     1/4/1995        220948    3/28/1995         486515    REGISTERED         12

UNITED STATES                             9/10/1985    73/559,173     4/8/1986      1,388,996    REGISTERED         12


EXCEL

CANADA                                    9/10/1999     1,028,616                                   ALLOWED        N/A

UNITED STATES                             7/30/1999    75/764,829    7/17/2001      2,470,425    REGISTERED         12


FRONT LINE & DESIGN

UNITED STATES               T30505US0      5/7/1985    73/536,361    11/5/1985      1,368,849    REGISTERED         12


FRONTLINE

MEXICO                                   10/21/1994        216047    8/30/1995         502347    REGISTERED         12


GRAN ESPRIT

EUROPEAN UNION                            9/19/1996        385617    8/28/1998         385617    REGISTERED         12

UNITED STATES                             5/20/1996    75/107,105    4/14/1998      2,151,303    REGISTERED         12

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
GRAND AM

CANADA                                   12/29/1994       772,065    6/14/1996         459411    REGISTERED         12

MEXICO                                   10/13/1994        215380   11/22/1994         480234    REGISTERED         12


GRAND PRIX

CANADA                                   10/26/1993        739674    3/16/1999     TMA509,415    REGISTERED        N/A

MEXICO                                    11/8/1993        182542                                   PENDING         12

MEXICO                                    8/30/1994        210274   11/18/1994         479812    REGISTERED          7

UNITED STATES                              5/5/1980    73/260,923   12/29/1981      1,183,571    REGISTERED         11

UNITED STATES                            10/26/1982    73/400,864   11/22/1983      1,258,438    REGISTERED          9

UNITED STATES                            12/12/1975    73/071,592   10/25/1977      1,075,901    REGISTERED         12

UNITED STATES                             8/24/1987    73/680,289    8/27/1991      1,655,035    REGISTERED         37


GRAND PRIX & DESIGN

UNITED STATES                             3/17/1982    73/355,136    1/18/1983      1,224,147    REGISTERED         12

UNITED STATES                             3/25/1959    72/070,188   12/22/1959        690,249    REGISTERED         35


GRAND PRIX RADIAL G/T (STYLIZED)

UNITED STATES                              5/5/1980    73/260,924    8/11/1981      1,164,594    REGISTERED         12


GRAND SPIRIT

MEXICO                                    7/24/1995        238249                                   PENDING         12

UNITED STATES                             1/24/1994    74/481,579    2/27/1996      1,958,273    REGISTERED         12


GRAND SPIRIT TOURING LS

UNITED STATES                             12/4/2002    76/472,572                                   PENDING         12


GRAND SPORT

CANADA                                    4/12/1990       654,898     3/6/1992    TMA 395,089    REGISTERED         12

MEXICO                                     1/4/1995        220944    4/23/1997         546167    REGISTERED         12

UNITED STATES                             5/13/1986    73/598,547   12/23/1986      1,421,825    REGISTERED         12


HARVEST KING

CANADA                                   12/29/1994       772,070    1/19/1996      TMA452894    REGISTERED         12

CHINA                                     1/30/2002       3084124                                   ALLOWED         12

MEXICO                                   10/13/1994        215383    7/21/1995         497846    REGISTERED         12

SOUTH KOREA                               6/28/2002    2002-31154                                   PENDING

UNITED STATES                             6/19/1989    73/807,530     5/8/1990      1,595,216    REGISTERED         12


HIGHWAY SCOUT RADIAL HTP

UNITED STATES                             3/17/2000    76/004,068     4/9/2002      2,559,952    REGISTERED         12


LIVE ONE (STYLIZED)

UNITED STATES                             8/10/1976    73/096,101   12/13/1977      1,079,273    REGISTERED          9


MATRIX

BRAZIL                                   10/25/1999     822129833                                   PENDING

UNITED  STATES                            3/13/1985    73/562,619     3/1/1988      1,478,574    REGISTERED         12


MILEAGE MASTER

UNITED STATES                             3/12/2003    76/497,354                                   PENDING


MULTI-MILE

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
CANADA                                    2/29/2000      654903(1)   4/12/1991      TMA383056    REGISTERED         12

CHINA                                     6/28/2002       3225735                                   PENDING         12

EUROPEAN UNION                           12/30/1997        719260     4/7/1999      000719260    REGISTERED       9,12

FRANCE                                    4/24/1991        282446     4/2/1991        1657653    REGISTERED       9,12

MEXICO                                    3/24/1993        163887     7/3/1993         438706    REGISTERED         12

MEXICO                                   10/21/1994        216045    3/22/1995         485680    REGISTERED          9

SOUTH KOREA                               6/28/2002    2002-30153                                   PENDING

UNITED KINGDOM                            4/23/1991       1462051    4/23/1991       B1462051    REGISTERED         12

UNITED KINGDOM                            5/21/1991       1464866    5/21/1991       B1464866    REGISTERED          9

UNITED STATES                             8/23/1982    73/381,561   11/29/1983      1,259,363    REGISTERED         12

UNITED STATES                             5/15/1998    75/485,588     8/3/1999      2,266,907    REGISTERED         12


MULTI-MILE (STYLIZED)

UNITED STATES                             5/11/1950    71/597,256    6/24/1952        560,428    REGISTERED         12


MULTI-MILE RADIAL G/T (STYLIZED)

UNITED STATES                            11/29/1976    73/108,056    9/18/1979      1,125,174    REGISTERED         12


MULTI-MILE WIDE '600'

UNITED STATES                             8/30/1967    72/279,377     8/6/1968        854,178    REGISTERED         35


MULTI-TRAC

MEXICO                                   10/13/1994        215381    7/19/1995         497555    REGISTERED         12

UNITED STATES                             3/22/1973    72/452,297    3/26/1974        981,104    REGISTERED         35


POWER KING

CANADA                                    4/12/1990       654,907     4/5/1991         382759    REGISTERED         12

CHINA                                     1/30/2002       3084106                                   ALLOWED         12

MEXICO                                    6/11/1998        336096                                   PENDING         12

SOUTH KOREA                               6/28/2002    2002-30155                                   PENDING         12

UNITED STATES                              4/5/1979    73/210,451    7/29/1980      1,138,319    REGISTERED         12


POWER KING (STYLIZED)

UNITED STATES                              2/7/1983    73/412,703     4/3/1984      1,272,524    REGISTERED          9


POWER KING IMT

UNITED STATES                             6/21/2002    76/424,630                                   PENDING         12


PR812

UNITED STATES                             11/8/2002    76/468,503                                   PENDING         12


PRESTIGE

CANADA                                    5/27/1959        251153   12/11/1959         116209    REGISTERED        N/A

UNITED STATES                              9/1/1954    71/672,582     6/7/1955        607,037    REGISTERED         35


REGENT

CANADA                                     8/3/2000     1,069,844                                   PENDING

MEXICO                                   11/21/2000        459062    8/16/2002         758958    REGISTERED         12

UNITED STATES                            12/17/1999    75/874,916    6/26/2001      2,464,646    REGISTERED         12


SCEPTOR

UNITED STATES                             5/13/1986    73/598,549   12/23/1986      1,421,827    REGISTERED         12


SHADOW

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
CANADA                                     8/3/2000     1,069,845                                   PENDING

MEXICO                                    9/11/2002        565576                                   PENDING

UNITED STATES*                           12/17/1999    75/874,915                                   PENDING         12

* IN THE NAME OF  TBC CORPORATION


SIGMA

CANADA                                    4/12/1990       654,894     4/5/1991         382758    REGISTERED         12

CHINA                                     6/28/2002       3225734                                   PENDING         12

GERMANY                                   6/10/1991   T32059/12 W    7/14/1992        2017108    REGISTERED         12

MEXICO                                    5/29/1995           N/A    7/27/1995         499136    REGISTERED         12

MEXICO                                    5/29/1995           N/A    7/27/1995         499136    REGISTERED         12

SOUTH KOREA                               6/28/2002    2002-30151                                   PENDING

UNITED KINGDOM                             6/6/1991       1466536     6/6/1991        1466536    REGISTERED         12

UNITED STATES                             5/15/1998    75/485,561    7/20/1999      2,262,889    REGISTERED         12


SIGMA & DESIGN

UNITED STATES                            12/28/1973    73/009,844   11/19/1974        998,427    REGISTERED         12


SIGMA SUPREME HP

CANADA                                     8/3/2000     1,069,847                                   ALLOWED

MEXICO                                   11/21/2000        459065   12/14/2001         728573    REGISTERED

UNITED STATES                             7/26/2000    76/096,412     6/4/2002      2,575,403    REGISTERED         12


SIGMA SUPREME TR

CANADA                                     8/3/2000     1,069,848                                   ALLOWED

MEXICO                                   11/21/2000        459064   12/14/2001         728572    REGISTERED         12

UNITED STATES                            12/17/1999    75/874,912    3/26/2002      2,553,584    REGISTERED         12


SOVRAN

UNITED STATES                             7/27/1989    73/815,288    6/12/1990      1,600,677    REGISTERED         12


STAMPEDE

CANADA                                   12/29/1994       772,066    11/3/1995      TMA449689    REGISTERED         12

MEXICO                                     1/4/1995        220945    3/28/1995         486513    REGISTERED         12

UNITED STATES                             9/18/1984    73/499,961    5/28/1985      1,337,798    REGISTERED         12


SUSSEX

UNITED STATES                             5/13/1986    73/598,548   12/23/1986      1,421,826    REGISTERED         12


TALON

CANADA                                   12/29/1994       772,067    11/3/1995      TMA449690    REGISTERED         12

MEXICO                                     1/4/1995        220943    3/28/1995         486512    REGISTERED         12

UNITED STATES                             9/10/1985    73/559,172     4/8/1986      1,388,995    REGISTERED         12


TBC

MEXICO                                     8/6/1999        385997                                   PENDING         12

UNITED STATES                            10/26/1983    73/449,847     7/2/1985      1,345,491    REGISTERED       9,12

UNITED STATES                             6/13/1978    73/174,209    2/20/1979      1,113,549    REGISTERED         12

UNITED STATES                              6/8/1995    74/685,983   11/25/1997      2,114,992    REGISTERED   35,36,42


TBC BRANDS

UNITED STATES                             2/12/2002    76/369,496                                   ALLOWED    9,12,16

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
TBC ONLINE

CANADA                                    4/16/1998        875566   6/29/2000       TMA529893    REGISTERED          9

MEXICO                                   12/16/1998        340767                                   PENDING          9

UNITED STATES                             1/23/1998    75/423,437    1/25/2000      2,312,424    REGISTERED          9


TBC PRIVATE BRANDS & DESIGN

UNITED STATES                             2/12/2002    76/369,492                                   ALLOWED         35


TEMPEST

CANADA                                     8/3/2000     1,069,846                                   ALLOWED

MEXICO                                   11/21/2000        459063   12/14/2001         728571    REGISTERED         12

UNITED STATES                            12/17/1999    75/874,914    6/19/2001      2,462,822    REGISTERED         12


TODAY

UNITED STATES                             2/25/1994    74/494,330    1/21/1997      2,032,519    REGISTERED         12


TRAIL GUIDE RADIAL ATP

UNITED STATES                             3/17/2000    76/004,067     4/2/2002      2,557,059    REGISTERED         12


TRAIL GUIDE RT

CANADA                                    3/12/2003           N/A                                   PENDING

UNITED STATES                             12/4/2002    76/472,525                                   PENDING         12


TRAIL SCOUT

MEXICO                                    7/30/1999        385267    9/22/1999         624142    REGISTERED         12

UNITED STATES                             4/12/1999    75/679,588     7/3/2001      2,466,356    REGISTERED         12


TRAILER KING

UNITED STATES                             3/12/2003    76/497,369                                   PENDING


TURBO-TECH

UNITED STATES                             7/18/1989    73/813,331    10/2/1990      1,615,599    REGISTERED         12


ULTRA CELL

UNITED STATES                             11/1/1984    73/506,662    6/11/1985      1,340,421    REGISTERED          9


ULTRA LIFE

UNITED STATES                             11/5/1984    73/507,226   11/19/1985      1,371,051    REGISTERED          9


ULTREX

UNITED STATES                             3/16/1994    74/500,719    4/16/1996      1,968,838    REGISTERED         12


VANDERBILT

UNITED STATES                             10/6/1961    72/129,434    6/11/1963        750,869    REGISTERED         12


VANDERBILT TOURING

UNITED STATES                             12/4/2002    76/472,570                                   PENDING         12


WILD COUNTRY

CANADA                                   12/29/1994       772,071    1/19/1996      TMA452895    REGISTERED         12

MEXICO                                     1/4/1995        220947    3/28/1995         486514    REGISTERED         12

UNITED STATES                             6/30/1992    74/289,945     3/2/1993      1,755,187    REGISTERED         12


WILD SPIRIT RADIAL GTX

UNITED STATES                             12/1/1992    74/335,812    2/15/1994      1,822,004    REGISTERED         12

COUNTRY                                     FILED       APPL#          REGDT        REG#         STATUS       CLASSES
-------                                     -----       -----          -----        ----         ------       -------
WILD SPIRIT TOURING LS

UNITED STATES                             12/4/2002    76/472,571                                   PENDING         12


WILD TRAC

CANADA                                   12/29/1994       772,069     5/9/1997      TMA475995    REGISTERED         12

MEXICO                                     1/4/1995        220937    3/28/1995         486510    REGISTERED         12

UNITED STATES                              7/3/1978    73/177,148    7/17/1979      1,122,304    REGISTERED         12

                                                     END OF                               TOTAL ITEMS SELECTED =   168


                    MERCHANT'S, INCORPORATED AND MERBAN, INC.
                 (after Closing Date of Merchant's Acquisition)

                                        REGISTRATION NO.            REGISTRATION DATE
                                        ----------------            -----------------
Team Merchant's Performance
Specialists

UNITED STATES                           2,248,803                   09/17/2000

29 Minutes or Less, Tire Express

UNITED STATES                           2,077,075                   07/18/1997

No One Cares for Your Car
Like Merchant's

UNITED STATES                           2,389,988                   09/26/2000

Ready to Roll Tire Pricing

UNITED STATES                           75/564,275                  SUBJECT TO PENDING OPPOSITION FILING

Merchant's Maintenance Alert

UNITED STATES                           2,078,719                   07/15/1997

Merchant's Tire & Auto Center

UNITED STATES                           1,420,446                   11/14/87
                                                                    11/30/92
                                                                    04/05/93

Service That You Trust - Guaranteed

UNITED STATES                           1,743,581                   12/29/1992

Merchant's

UNITED STATES                           1,907,199                   07/28/1995

                             COPYRIGHT REGISTRATIONS

TITLE OF WORK                           COPYRIGHT REG. NO.          REG. DATE
-------------                           -----------------           ---------
TBC CORPORATION                         TX-2-920-912                09/21/90
ELECTRONIC ORDERING SYSTEM

INFO-NET USER'S GUIDE                   TX-4-135-989                 11/13/95
(INFO-NET ONLINE; DIRECT
CONNECTION INFO-NET)

INFO-NET ONLINE, RELEASE 4.1            TX-4-168-625                 12/07/95
(INFO-NET ONLINE; DIRECT
CONNECTION INFO-NET)

ELECTRONIC ORDERING SYSTEM              TX-4-212-078                 12/07/95
RELEASE 1.0

                                                                SCHEDULE 3.16(a)


                            UCC FILING JURISDICTIONS

                                    Colorado

                               Big O Development, Inc.
                               Big O Retail Enterprises, Inc.
                               O Advertising, Inc.


                                    Delaware

                               Merchant's, Incorporated
                               Northern States Tire, Inc.
                               TBC International Inc.
                               TBC Retail Enterprises, Inc.
                               TBC Brands, LLC
                               TBC Capital, LLC
                               TBC Corporation


                                     Florida

                               Tire Kingdom, Inc.


                                     Georgia

                               Carroll's, Inc.


                                      Idaho

                               Big O Tire of Idaho, Inc.


                                     Nevada

                               Big O Tires, Inc.


                                    Virginia

                               Merban, Inc.

                                                                SCHEDULE 3.16(b)


                          MORTGAGE FILING JURISDICTIONS

                                    Tennessee

                               TBC Corporation

                                                                SCHEDULE 4.01(b)


                             FORM OF OPINION LETTER

April 1, 2003

To the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, and the Lenders who are parties to the agreements described below.

Ladies and Gentlemen:

We have acted as counsel to TBC Corporation, a Delaware Corporation (the "Borrower"), in connection with (i) its execution and delivery of a Credit Agreement, dated as of March 31, 2003 (the "Credit Agreement"), among the Borrower, the lenders party thereto, First Tennessee Bank National Association, as administrative agent (the "Administrative Agent"), and JP Morgan Chase Bank as Co-Administrative Agent (the "Co-Administrative Agent"); (ii) its execution and delivery of a Guarantee and Collateral Agreement, dated March 31, 2003 (the "Guarantee and Collateral Agreement"), in favor of JP Morgan Chase Bank, as Collateral Agent (the "Collateral Agent"); (iii) its execution and delivery of an Acknowledgment and Agreement to the Intercreditor Agreement, dated as of March 31, 2003 (the "Acknowledgment"), among the lenders party to the Credit Agreement, The Prudential Insurance Company of America ("Prudential"), and certain affiliates of Prudential (collectively, the "Lenders"); and (iv) the transactions contemplated by the Credit Agreement, the Guarantee and Collateral Agreement, and the Acknowledgment.

We have also acted as counsel to TBC International Inc., a Delaware Corporation ("TBCI"), Carroll's, Inc., a Georgia Corporation ("Carroll's"), Big O Tires, Inc., a Nevada corporation ("Big O"), Big O Tire of Idaho, Inc., an Idaho Corporation ("Idaho"), TBC Retail Enterprises, Inc., a Delaware Corporation ("TBC Retail"), Tire Kingdom, Inc., a Florida Corporation ("Tire Kingdom"), Northern States Tire, Inc., a Delaware Corporation ("NST"), Big O Retail Enterprises, Inc., a Colorado Corporation ("Bore"), Big O Development, Inc., a Colorado Corporation ("BODI"), O Advertising, Inc., a Colorado Corporation ("O Advertising"), TBC Brands, LLC, a Delaware limited liability company ("TBC Brands"), TBC Capital, LLC, a Delaware limited liability company ("TBC Capital"), Merchant's, Incorporated, a Delaware Corporation ("Merchants"), and Merban, Inc., a Virginia Corporation ("Merban"), in connection with (i) the execution and delivery by each of the Guarantee and Collateral Agreement; and
(ii) the consummation of the transactions contemplated thereby.

We have also acted as counsel to the Borrower, Big O, Tire Kingdom, Merchants and TBC Retail in connection with the execution and delivery of blank stock powers relating to the capital stock or membership interests owned by each in any of the Subsidiaries (collectively, the "Stock Powers").

We have also acted as counsel to the Borrower, TBCI, TBC Retail, NST, TBC Brands, TBC Capital and Merchants in connection with the delivery of UCC-1 financing statements (the "Financing Statements") to be filed with the Secretary of State of Delaware.

This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement. All capitalized terms used in this opinion but not defined herein shall have the meanings given to them in the Credit Agreement, as the context indicates.

We have examined the Credit Agreement, the Guarantee and Collateral Agreement, the Acknowledgment, and the Stock Powers (collectively, the "Transaction Documents"), together with telecopied facsimiles of the signature pages of each of the foregoing. we have also examined such other documents, certificates of officers of Borrower and its Subsidiaries or public officials, and corporate records, and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

In connection with our examination, we have assumed that the execution copies of the Transaction Documents conform to the copies of such documents delivered to us by counsel to the Lenders. We have also assumed the genuineness of all signatures (other than those on behalf of Borrower or any Subsidiary), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or telecopied facsimiles, and the authenticity of the originals of such latter documents. Further, with your consent, with respect to the Lenders, the Administrative Agent, the Co-Administrative Agent, and the Collateral Agent, we have assumed the legal power of each to enter into and perform the Transaction Documents to which they are parties, and the due authorization, execution, and delivery of the Transaction Documents to which they are parties, and we have relied on all representations or warranties contained in the Transaction Documents insofar as they relate to matters of fact not within our knowledge.

Based upon the foregoing and subject to the last two paragraphs of this letter, we are of the opinion that:

1. Each of the Borrower and the Subsidiaries is a corporation duly incorporated or a limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization and has all requisite authority to conduct its business as now being conducted.

2. The execution and delivery of the Transaction Documents by the Borrower and each Subsidiary which is a party thereto, and the performance by Borrower and each Subsidiary of their respective obligations thereunder, have been duly authorized by all necessary actions and proceedings and will not:

      (a) Require any consent of the stockholders of Borrower or the stockholder or members of any Subsidiary which has not been obtained.

      (b) Violate any law, rule, regulation, order, writ, judgment, injunction, decree, or award of which we are aware and which is binding on the Borrower or any Subsidiary; violate the Certificate or Articles of Incorporation, By-Laws, Certificate of Formation, or Limited Liability Company Agreement of Borrower or any Subsidiary; or violate any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary.

      (c) Result in the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary, other than such as may be created pursuant to the Transaction Documents.

3. The Transaction Documents to which the Borrower is a party have been duly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower. The Transaction Documents to which each Subsidiary is a party have been duly executed and delivered by the Subsidiary and constitute legal, valid, and binding obligations of the Subsidiary. The Transaction Documents to which Borrower or Any Subsidiary is a party are enforceable against Borrower or the Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity. Notwithstanding the foregoing, no opinion is expressed with respect to any provision that purports to consent to the jurisdiction of any court, waive objections to venue, or require payment or reimbursement of attorneys' fees, court costs, or other expenses of collection or enforcement.

4. To our knowledge, there is no litigation or proceeding pending or threatened against the Borrower or any of the Subsidiaries which, if adversely determined, could reasonably be expected to have a material adverse effect or which involve the Credit Agreement, any Other Transaction Document, or the transactions contemplated thereby.

5. No approval, authorization, consent, adjudication, or order of any Governmental Authority, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by any of them in connection with the transactions contemplated by the Credit Agreement.

6. The Guarantee and Collateral Agreement creates a valid security interest under Section 9-201 of the Uniform Commercial Code in favor of the Collateral Agent, in all right, title, and interest, if any, of the Borrower and the Subsidiaries in those items and types of personal property constituting the Collateral, as such term is defined in the Guarantee and Collateral Agreement, in which a security interest may be created under Article 9 of the Uniform Commercial Code and the federal trademark laws, rules, and regulations, as the case may be. Upon the filing and proper indexing of the Financing Statements in the office of the Secretary of State of Delaware, the Collateral Agent will have a perfected security interest in that portion of the Collateral in which a security interest may be perfected by filing a financing statement under

Article 9 of the Uniform Commercial Code of the State of Delaware, in effect on the date hereof (the "Delaware UCC").

We express no opinion with respect to (i) the perfection or priority of liens on the Collateral, except as set forth in the preceding sentence; or (ii) the creation, attachment or perfection of Liens on any Collateral consisting of fixtures, within the meaning of Article 9 of the Uniform Commercial Code or the Delaware UCC, or any Collateral located outside of the United States or consisting of any intellectual property subject to the laws of any jurisdiction other than the federal laws of the United States. Furthermore, the opinions set forth herein are subject to the following qualifications:

      a. We express no opinion as to title or interest in any property, real or personal.

      b. We call to your attention that (i) the perfection of the Collateral Agent's security interest in the Collateral will be terminated as to any such property acquired by any Borrower or Subsidiary more than four months after such party changes its name so as to make the respective Financing Statement seriously misleading unless amendments indicating the new name of such debtor are properly filed before the expiration of such four month period, and (ii) the Delaware UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the filing of the original Financing Statements or the expiration of any subsequent period of continuation in order to maintain the effectiveness of the original Financing Statements.

      C. The opinion set forth in paragraph 6 above is given on the assumptions that value has been given by the Collateral Agent and Lenders to the Borrower and Subsidiaries and that the Borrower and Subsidiaries have rights in the Collateral. Our opinions with respect to the proper filing office for the Financing Statements is limited to the Delaware UCC.

      d. We express no opinion as to the creation or perfection of a security interest in any commercial tort claim.

      e. We express no opinion with respect to (A) the creation, attachment or perfection of any security interest (1) in any Collateral of a type represented by a certificate of title, (2) in any proceeds, and (3) in any Collateral consisting of money or Permitted Investments; or (B) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code with respect to such debtor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral).

We are members of the bar of the State of Ohio, and we express no opinion as to matters governed by any laws other than those of the State of Ohio, the federal laws of the United States, the corporate and limited liability company laws of the State of Delaware, and the Delaware UCC. As to matters involving the laws of any other jurisdiction, we have assumed with your consent that the laws of that jurisdiction are the same as the laws of the State of Ohio in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law.

The opinions that are expressed herein are as of the date hereof, are solely for your benefit, and may not be relied upon in any manner for any purpose by any person or entity other than the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders, and their participants, assignees, and other transferees. We disclaim any undertaking or obligation to advise you of any changes in the conclusions or other matters covered herein that hereafter may come to our attention.

Very truly yours,

                                                                SCHEDULE 4.01(f)




================================================================================




                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                                 TBC CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                              JP MORGAN CHASE BANK,
                               as Collateral Agent

                           Dated as of March 31, 2003




================================================================================

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
Section 1.        DEFINED TERMS..................................................................................       5

         1.1      Definitions....................................................................................       5
         1.2      Other Definitional Provisions..................................................................       9

Section 2.        Guarantee......................................................................................       9

         2.1      Guarantee......................................................................................       9
         2.2      Right of Contribution..........................................................................      10
         2.3      No Subrogation.................................................................................      10
         2.4      Amendments, etc. with respect to the Borrower Obligations......................................      11
         2.5      Guarantee Absolute and Unconditional...........................................................      11
         2.6      Remedies.......................................................................................      12
         2.7      Reinstatement..................................................................................      12
         2.8      Payments.......................................................................................      12
         2.9      Application of Guarantee Payments and Recoveries...............................................      12

Section 3.        GRANT OF SECURITY INTEREST.....................................................................      13


Section 4.        REPRESENTATIONS AND WARRANTIES.................................................................      14

         4.1      Execution, Delivery and Performance............................................................      14
         4.2      Title; No Other Liens..........................................................................      14
         4.3      Perfected First Priority Liens.................................................................      15
         4.4      Jurisdiction of Organization; Chief Executive Office...........................................      15
         4.5      Farm Products..................................................................................      15
         4.6      Investment Property............................................................................      15
         4.7      Receivables....................................................................................      16
         4.8      Intellectual Property..........................................................................      16

Section 5.        COVENANTS......................................................................................      16

         5.1      Delivery of Instruments, Certificated Securities and Chattel Paper.............................      16
         5.2      Maintenance of Insurance.......................................................................      16
         5.3      Payment of Obligations.........................................................................      17
         5.4      Maintenance of Perfected Security Interest; Further Documentation..............................      17
         5.5      Changes in Locations, Name, etc................................................................      17

         5.6      Notices........................................................................................      17
         5.7      Investment Property............................................................................      18
         5.8      Intellectual Property..........................................................................      18

Section 6.        REMEDIAL PROVISIONS............................................................................      19

         6.1      Certain Matters Relating to Receivables........................................................      19
         6.2      Communications with Obligors; Grantors Remain Liable...........................................      19
         6.3      Pledged Stock..................................................................................      20
         6.4      Proceeds to be Turned Over To Collateral Agent.................................................      21
         6.5      Application of Proceeds........................................................................      21
         6.6      Code and Other Remedies........................................................................      21
         6.7      Sale of Pledged Stock..........................................................................      22
         6.8      Deficiency.....................................................................................      22

Section 7.        THE COLLATERAL AGENT...........................................................................      22

         7.1      Collateral Agent's Appointment as Attorney-in-Fact, etc........................................      22
         7.2      Duty of Collateral Agent.......................................................................      24
         7.3      Execution of Financing Statements..............................................................      24
         7.4      Authority of Collateral Agent..................................................................      24

Section 8.        MISCELLANEOUS..................................................................................      24

         8.1      Amendments in Writing..........................................................................      24
         8.2      Notices........................................................................................      24
         8.3      No Waiver by Course of Conduct; Cumulative Remedies............................................      25
         8.4      Enforcement Expenses; Indemnification..........................................................      25
         8.5      Successors and Assigns.........................................................................      25
         8.6      Set-Off........................................................................................      25
         8.7      Counterparts...................................................................................      26
         8.8      Severability...................................................................................      26
         8.9      Section Headings...............................................................................      26
         8.10     Integration....................................................................................      26
         8.11     GOVERNING LAW..................................................................................      26
         8.12     Submission To Jurisdiction; Waivers............................................................      26
         8.13     Acknowledgements...............................................................................      27
         8.14     Additional Grantors............................................................................      27
         8.15     Releases.......................................................................................      27
         8.16     WAIVER OF JURY TRIAL...........................................................................      28
         8.17     Continuation of Liens Securing Existing Prudential Notes.......................................      28

         8.18     Existing Guarantees............................................................................      28



SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Pledged Stock
Schedule 3        Jurisdictions of Organization and Chief Executive Offices
Schedule 4        Intellectual Property

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 31, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JP Morgan Chase Bank, as Collateral Agent (in such capacity, the "Collateral Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders, the Administrative Agent and the Co-Administrative Agent and (ii) The Prudential Insurance Company of America ("Prudential") party to the Second Amended and Restated Note Agreement dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Existing Note Agreement") between Prudential and the Borrower and party to the Note Purchase Agreement dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Additional Note Agreement") among Prudential, certain affiliates, managed accounts or funds of Prudential (the "Prudential Affiliates") and the Borrower (the Existing Note Agreement and the Additional Note Agreement collectively referred to as the "Note Agreements") (the Lenders, Prudential and the Prudential Affiliates being collectively referred to as the "Secured Parties").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, pursuant to the Existing Note Agreement, the Borrower has outstanding certain Series A Senior Notes, Series B Senior Notes and Series C Senior Notes (as amended, supplemented or otherwise modified from time to time, the foregoing collectively referred to as the "Existing Prudential Notes") held by Prudential;

                  WHEREAS, the Existing Prudential Notes are presently secured by, inter alia, certain liens granted by the Grantors pursuant to those certain Amended and Restated Security Agreements (the "Existing Security Agreements"), each dated as of January 5, 2001, from the Borrower and each of the other Grantors party hereto, in favor of the Collateral Agent;

                  WHEREAS, pursuant to the Additional Note Agreement, the Borrower has issued to Prudential certain Series D Variable Rate Senior Secured Notes due April 16, 2009 (as amended, supplemented or otherwise modified from time to time, the "Additional Prudential Notes");

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes, or with regard to Merchant's, Incorporated and Merban, Inc., that will include upon completion of the Merchant's Acquisition, each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement and the proceeds from the issuance of the Additional Prudential Notes will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower has requested that Prudential consent to the Borrower's execution of the Credit Agreement, which consent is required under the Existing

Note Agreement, and Prudential has agreed to provide such consent, provided, inter alia, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, and the issuance of Additional Prudential Notes under the Additional Note Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the amendment and restatement of the Existing Prudential Notes under the Existing Note Agreement and the issuance of Additional Prudential Notes under the Additional Note Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder and to induce Prudential to give its consent required under the Existing Note Agreement and to purchase the Additional Prudential Notes under the Additional Note Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                             ARTICLE I DEFINED TERMS

                  SECTION 1.01. Definitions. (a) The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

                  (a) The following terms shall have the following meanings:

                  "ABR Loans": as defined in the Credit Agreement. "Additional Note Agreement": as defined in the Preamble hereto.

                  "Additional Prudential Notes": as defined in the recitals hereto.

                  "Administrative Agent": as defined in the Credit Agreement.

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower": as defined in the preamble hereto.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Prudential Notes, the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement, the Note Agreements and the Prudential Notes after the maturity of the Loans, the Reimbursement Obligations and the Prudential Notes and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note Agreements, the Prudential Notes, this Agreement, any Mortgage, any Letter of Credit and any guarantee of the Borrower's obligations in respect of any of the foregoing as from time to time in effect, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, Make-Whole Amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) (collectively, the "Loan Documents").

                  "Business Day": as defined in the Credit Agreement.

                  "Capital Stock" shall mean any class of capital stock, share capital or similar equity interest of a Person.

                  "Co-Administrative Agent": as defined in the Credit Agreement.

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

                  "Collateral Agent":  as defined in the Preamble hereto.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Commitments": as defined in the Credit Agreement.

                  "Credit Agreement": as defined in the preamble hereto.

                  "Default": shall mean a "Default" as defined in the Credit Agreement or in either of the Note Agreements.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Event of Default": shall mean an "Event of Default" as defined in the Credit Agreement or in either of the Note Agreements.

                  "Existing Note Agreement": as defined in the Preamble hereto.

                  "Existing Security Agreements": as defined in the recitals hereto.

                  "Existing Prudential Notes": as defined in the recitals hereto.

                  "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "GAAP": as defined in the Credit Agreement.

                  "Governmental Authority": as defined in the Credit Agreement.

                  "Grantors": as defined in the preamble hereto.

                  "Guarantee": as defined in Section 2.1(a).

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), the Note Agreements, the Prudential Notes or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, Make-Whole Amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement, the Note Agreements or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrower, Merchant's Incorporated and Merban, Inc.

                  "Guarantee Related Payment": as defined in Section 2.9.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents and the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

                  "Intercreditor Agreement": the Intercreditor Agreement among Prudential, each Lender, the Administrative Agent, the Co-Administrative Agent and the Collateral Agent, dated as of March 31, 2003.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "Letter of Credit": as defined in the Credit Agreement.

                  "Lender Party": as defined in Section 2.6.

                  "Lenders":  as defined in the preamble hereto.

                  "Lien": as defined in the Credit Agreement.

                  "Loan Document(s)" is defined within the definition of "Borrower Obligations".

                  "Loans": as defined in the Credit Agreement.

                  "Make-Whole Amount": as defined in the Note Agreements.

                  "Mortgage": as defined in the Credit Agreement.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Note Agreements": as defined in the Preamble hereto.

                  "Obligations": (i) in the case of the Borrower, Merchant's Incorporated and Merban, Inc., the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Person": shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a government or any department or agency thereof.

                  "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Prudential": as defined in the Preamble hereto.

                  "Prudential Affiliates": as defined in the Preamble hereto.

                  "Prudential Notes": the collective reference to the Existing Prudential Notes and the Additional Prudential Notes.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Reimbursement Obligations": as defined in the Credit
Agreement.

                  "Required Lenders": as defined in the Credit Agreement.

                  "Required Noteholders": shall mean the holder or holders of at least 51% of the aggregate principal amount of each of the Existing Prudential Notes and the Additional Prudential Notes.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Secured Parties": as defined in the Preamble hereto.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Subsidiary": as defined in the Credit Agreement.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

                  SECTION 1.02. Other Definitional Provisions. (b) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              ARTICLE II GUARANTEE

                  SECTION 2.01. Guarantee. (c) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees (the "Guarantee") to the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (a) Anything herein or in any other Loan Document or the Intercreditor Agreement to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents or the Intercreditor Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (b) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder. Each Guarantor shall give notice at the time of any payment by it hereunder to the recipient of such payment and to the Collateral Agent.

                  (c) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement or the Note Agreements the Borrower may be free from any Borrower Obligations.

                  (d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  SECTION 2.02. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                  SECTION 2.03. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

                  SECTION 2.04. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

                  SECTION 2.05. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this
Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, the Note Agreements, the Prudential Notes or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance in full) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  SECTION 2.06. Remedies. Any one or more of Prudential, each Prudential Affiliate and the Co-Administrative Agent (for the benefit of the Lenders) (each a "Lender Party") may, either individually or collectively, seek to enforce the Obligations of any Guarantor under and in respect of the Guarantee. No Lender Party shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Person liable on any of the Obligations, (b) join the Borrower or any other Person liable on any of the Obligations in any action in which any Lender Party prosecutes collection or seeks to enforce or resort to any remedies against the Borrower or other Person liable on any of the Obligations, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) any Lender Party or any other Person liable on any of the Obligations.

                  SECTION 2.07. Reinstatement. The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  SECTION 2.08. Payments. Each Guarantor hereby guarantees that payments hereunder (a) in respect of the Credit Agreement, the Loans and the Reimbursement Obligations, will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Funding Office, and (b) in respect of the Note Agreements and the Prudential Notes, will be paid to the holders of the Prudential Notes, without set-off or counterclaim, in the manner provided in the Note Agreements.

              Application of Guarantee Payments and Recoveries

                  (a) Each payment or other recovery from a Guarantor under or in respect of its obligations under this Section 2 (each, a "Guarantee Related Payment") shall belong to each Secured Party, in accordance with their respective "Proportionate Shares", as defined below. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of the Guarantee in excess of its Proportionate Share of all payments then or thereafter obtained by the Secured Parties with respect to the Guarantee, then such party shall give prompt notice to the Collateral Agent indicating the payment or other recovery obtained. Such Secured Party shall purchase from the other Secured Parties such participation in the indebtedness of the Guarantors under this Agreement as shall be necessary to cause such purchasing party to share such payment or other recovery ratably, based on all Proportionate Shares, with all of the Secured Parties; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing party, the purchase price shall be rescinded, and each other Secured Party shall repay to the purchasing party the purchase price, to the ratable extent of such recovery in proportion to the amount received by such other Secured Party, together with an amount equal to such Secured Party's ratable share (according to the proportion of (x) the amount of such Secured Party's required repayment to the purchasing party to
(y) the total amounts recovered from the purchasing party) of any interest or other amount paid or payable by the purchasing party in respect of the total amount so recovered.

                         The term "Proportionate Share", as used herein, shall
                           mean at any time, for each Secured Party, a fraction
                           (a) the numerator of which is the aggregate principal amount of the Obligations held by such party at such time, and (b) the denominator of which is the aggregate principal amount of the Obligations held by all Secured Parties at such time.

                     ARTICLE III GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a) all Accounts;

                  (b) all Chattel Paper;

                  (c) all Deposit Accounts;

                  (d) all Documents (other than title documents with respect to vehicles);

                  (e) all Equipment;

                  (f) all General Intangibles;

                  (g) all Instruments;

                  (h) all Intellectual Property;

                  (i) all Inventory;

                  (j) all Investment Property;

                  (k) all Letter-of-Credit Rights;

                         all Commercial Tort Claims;

                  (l) all other property not otherwise described above;

                  (m) all books and records pertaining to the Collateral; and

                  (n) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

                  provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder and to induce Prudential to give its consent under, and to amend and restate, the Existing Note Agreement and to purchase the Additional Prudential Notes under the Additional Note Agreement, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

                  SECTION 4.01. Execution, Delivery and Performance. (d) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene its bylaws or its articles of incorporation.

                  (a) The execution, delivery and performance by such Grantor of this Agreement do not and will not contravene applicable law or, except as permitted under the Credit Agreement and the Note Agreements, any contractual restriction binding on or affecting such Grantor or any of its properties, and do not and will not result in or require the creation of any Lien, security interest or other charge of encumbrance upon or with respect to any of such Grantor's properties except as may be created by this Agreement.

                  (b) Except with regard to Liens permitted to exist on the Collateral by the Credit Agreement and the Note Agreements, no authorization or approval or other action by, and no notice to or filing with, any Person or entity not otherwise obtained is required for the due execution, delivery and performance by such Grantor of this Agreement.

                  (c) This Agreement is a legal, valid and binding obligation of such Grantor, enforceable against such Grantor, in accordance with its terms.

                  (d) There is no action, suit or proceeding pending or, to the knowledge of such Grantor, threatened against or otherwise affecting it before any Governmental Authority or arbitrator which would prohibit the execution, delivery and performance by it of this Agreement.

                  (e) Such Grantor (other than the Borrower) and the Borrower are separately incorporated or organized entities that operate independently from each other. Such Grantor (other than the Borrower) utilizes certain accounting, cash management, management and other operational and organizational functions of the Borrower for operational and organizational efficiency, as well as to assist in the preparation of tax returns on a consolidated basis. In the event these functions were no longer provided to such Grantor by the Borrower, such Grantor would need to make the necessary adjustments in its operations and organizational functions, in order to replace such functions. The majority of the purchasing functions of such Grantor are handled by the Borrower, although some of these functions may be occasionally shared for efficiency or as special circumstances warrant.

                  SECTION 4.02. Title; No Other Liens Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement and the Note Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Except (i) with regard to Liens permitted to exist on the Collateral by the Credit Agreement and the Note

Agreements, and (ii) for financing statements evidencing operating lease transactions, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement and the Note Agreements. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

                  SECTION 4.03. Perfected Priority Liens. The security interests granted pursuant to this Agreement (a) to the extent they can be perfected under the UCC, constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement and the Note Agreements and unrecorded Liens which have priority over the Liens on the Collateral by operation of law.

                  SECTION 4.04. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

                  SECTION 4.05. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  SECTION 4.06. Investment Property. (e) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (b) To the knowledge of the Grantors, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  SECTION 4.07. Receivables(a) . The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  SECTION 4.08. Intellectual Property. Schedule 4 lists all Intellectual Property owned by such Grantor in its own name on the date hereof, other than Trademarks or Copyrights arising under common law or state law, as to which no registration or other filing has been made.

                               ARTICLE V COVENANTS

                  Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  SECTION 5.01. Delivery of Instruments, Certificated Securities and Chattel Paper. If an Event of Default shall occur and be continuing and if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  SECTION 5.02. 1.2 Maintenance of Insurance. Such Grantor will have and maintain insurance at its expense at all times and in such amounts, in such form, containing such terms and written by such companies as may be reasonably satisfactory to the Collateral Agent (and as more particularly set forth in the Credit Agreement and the Note Agreements). All policies of insurance shall be payable to the Collateral Agent and such Grantor, as its interests may appear, shall name the Collateral Agent as a co-insured party, and shall provide for thirty (30) days' written notice of cancellation or modification to the Collateral Agent. So long as any Event of Default exists, the Collateral Agent is authorized by such Grantor to act as its attorney in collecting, adjusting, settling or canceling such insurance and endorsing any drafts drawn by insurers. The Collateral Agent may apply any proceeds of insurance received by it to the Obligations, whether due or not; provided, however, that the Collateral Agent will hold such proceeds as a special deposit for use by such Grantor to repair, restore or replace the assets which gave rise to such proceeds, or to acquire other tangible assets to be used in such Grantor's businesses, within one year after the event giving rise to such proceeds, so long as (i) such Grantor is taking steps to repair, restore or replace such Collateral, or to acquire such tangible assets, with due diligence and in good faith and (ii) no Event of Default shall have occurred. Such Grantor will immediately notify the Collateral Agent of any damage to or loss of Collateral in excess of $5,000,000. Not later than ten (10) days prior to the expiration date of each policy of insurance then in effect, such Grantor shall deliver to the Collateral Agent a certificate of insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Collateral Agent and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Collateral Agent). Such Grantor shall be required forthwith to notify the Collateral Agent (by telephone, confirmed in writing) if such Grantor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect. Notwithstanding the foregoing, such Grantor, pursuant to Article Nine of the New York UCC, shall bear the risk of loss of Collateral.

                  SECTION 5.03. 1.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  SECTION 5.04. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall defend the security interest created by this Agreement against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

                  (a) Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent or any Secured Party may reasonably request, all in reasonable detail.

                  (b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  SECTION 5.05. Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                  (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

                  (b) change its name.

                  SECTION 5.06. 1.4 Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement and the Note Agreements) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  SECTION 5.07. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution representing a return of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (a) Without the prior written consent of the Collateral Agent, or unless otherwise permitted by the Loan Documents, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

                  (b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it.

                  SECTION 5.08. Intellectual Property. Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                         ARTICLE VI REMEDIAL PROVISIONS

                  SECTION 6.01. Certain Matters Relating to Receivables. (b) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (b) At the Collateral Agent's request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  SECTION 6.02. Communications with Obligors; Grantors Remain Liable. (c) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

                  (a) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

                  (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 6.03. Pledged Stock. (d) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement and the Note Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property.

                  (a) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations, as provided in the Intercreditor Agreement, in such order as the Collateral Agent may determine. If an Event of Default shall occur and be continuing and either
(A) the Co-Administrative Agent shall have, pursuant to the request of the Required Lenders, by notice to the Borrower (i) terminated the Revolving Credit Commitments and/or (ii) declared the Loans then outstanding to be due and payable in whole, or (B) any or all of the Prudential Notes shall have become immediately due and payable pursuant to Section 7.1 of the respective Note Agreement, then any or all of the Investment Property shall at the request of the Collateral Agent be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral

Agent. Each Issuer which is a party hereto acknowledges the authorizations and instructions provided for in the immediately proceeding sentence.

                  SECTION 6.04. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  SECTION 6.05. Application of Proceeds. The Collateral Agent shall apply any Proceeds constituting Collateral (other than any Guarantee Related Payment, which payments shall be applied in accordance with Section 2.9 hereof) received by the Collateral Agent pursuant to or in connection with enforcement of this Agreement or upon the commencement of and during the continuance of any proceedings by or against any Grantor of any type referred to in Article VII(h) of the Credit Agreement or Section 7.1(k) of the Note Agreements as provided in the Intercreditor Agreement (notwithstanding any other provision herein to the contrary). Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  SECTION 6.06. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or required by any Loan Document) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  SECTION 6.07. Sale of Pledged Stock. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws.

                  SECTION 6.08. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                        ARTICLE VII THE COLLATERAL AGENT

                  SECTION 7.01. Collateral Agent's Appointment as Attorney-in-Fact, etc. (e) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (a) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (b) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (d) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (e) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;
         (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  SECTION 7.02. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  SECTION 7.03. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

                  SECTION 7.04. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                           ARTICLE VIII MISCELLANEOUS

                  SECTION 8.01. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except (a) with the consent of the Required Noteholders and (b) in accordance with Section 9.02(b) of the Credit Agreement.

                  SECTION 8.02. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in

Section 9.01 of the Credit Agreement, and, in the case of any Grantor, the Note Agreements; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  SECTION 8.03. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  SECTION 8.04. Enforcement Expenses; Indemnification. (f) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, the Note Agreements and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

                  (a) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to
Section 9.03 of the Credit Agreement or pursuant to Section 11.2 of the Note Agreements.

                  (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents.

                  SECTION 8.05. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  SECTION 8.06. Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, the Note Agreements, the Prudential Notes, any other Loan Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

                  SECTION 8.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 8.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8.09. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  SECTION 8.10. Integration. This Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes, the Intercreditor Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Credit Agreement, in the Note Agreements, in the Prudential Notes, in the Intercreditor Agreement or in the other Loan Documents.

SECTION 8.11. 1.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  SECTION 8.13. Acknowledgements. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the Credit Agreement, the Note Agreements, the Prudential Notes or the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  SECTION 8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to
Section 5.11 of the Credit Agreement and Section 5.6 of the Note Agreements shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Merchant's, Incorporated and Merban, Inc. shall become a party to this Agreement upon execution and delivery thereof, provided that such execution and delivery shall only become effective upon completion of the Merchant's Acquisition.

                  SECTION 8.15. Releases. (a) At such time as the Loans, the Reimbursement Obligations, all amounts owing in respect of the Prudential Notes and the Note Agreements and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (a) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and the Note Agreements, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and the Note Agreements; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement, the Note Agreements and the other Loan Documents.

SECTION 8.16. 1.6 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              Continuation of Liens Securing Existing Prudential Notes.

                  In addition to constituting new Liens securing all of the Borrower Obligations, the Liens created hereby shall be deemed to be a continuation and confirmation of the Liens created pursuant to the Existing Security Agreements and an amendment and restatement of the terms and conditions thereof.

                  SECTION 8.17. Existing Guarantees. The Guarantees executed by each Subsidiary under the Existing Credit Agreement shall be superceded by the guarantee contained in Section 2 hereof.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        TBC Corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        TBC International Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Carroll's, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Big O Tires, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        TBC Retail Enterprises, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        Big O Tire of Idaho, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        O Advertising, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Tire Kingdom, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Northern States Tire, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        Big O Retail Enterprises, Inc.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Big O Development, Inc.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        TBC Brands, LLC

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        TBC Capital, LLC

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                        Merchant's Incorporated

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        Merban, Inc.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

All notices, requests or demands to or upon any Guarantor shall be addressed to such Guarantor:

                               c/o TBC Corporation
                             4770 Hickory Hill Road
                                Memphis, TN 38141
                                       or
                                 P.O. Box 181342
                             Memphis, TN 38181-0342

                                                                      Schedule 2

                       DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:

ISSUER                              CLASS OF STOCK    CERT. NO.     NO. OF SHARES
------                              --------------    ---------     -------------
TBC International Inc.              Common               2                1

Carroll's, Inc.                     Common              150           2,337,002

Big O Tires, Inc.                   Common               2               100

TBC Retail Enterprises, Inc.        Common               1               100

Big O Tire of Idaho, Inc.           Common              R-1             6,002

O Advertising, Inc.                 Common              R-1            31,000

Tire Kingdom, Inc.                  Common               7             60,000

Northern States Tire, Inc.          Common               2               100

Big O Retail Enterprises, Inc.      Common               2             10,000

Big O Development, Inc.             Common              R-1            20,000

Merchant's, Incorporated            Common

Merban, Inc.                        Common

UNCERTIFICATED SECURITIES:

Name of Issuer                      Percentage of Membership Interests
--------------                      ----------------------------------
TBC Brands, LLC                     100% Owned by TBC Corporation

TBC Capital, LLC                    90% Owned by TBC Corporation
                                     5% Owned by Carroll's, Inc.
                                     5% Owned by Tire Kingdom, Inc.

                                                                      SCHEDULE 3

               LOCATION OF JURISDICTION AND CHIEF EXECUTIVE OFFICE

                                                                        LOCATION OF CHIEF
GRANTOR                         JURISDICTION OF ORGANIZATION            EXECUTIVE OFFICE
-------                         ----------------------------            ----------------
TBC CORPORATION                         DELAWARE                        4770 HICKORY HILL ROAD
                                                                        MEMPHIS, TN 38141

TBC INTERNATIONAL INC.                  DELAWARE                        4770 HICKORY HILL ROAD
                                                                        MEMPHIS, TN 38141

CARROLL'S, INC.                         GEORGIA                         4281 OLD DIXIE HIGHWAY
                                                                        HAPEVILLE, GA 30254

BIG O TIRES, INC.                       NEVADA                          12650 E. BRIARWOOD AVE.
                                                                        ENGLEWOOD, CO 80112

TBC RETAIL ENTERPRISES, INC.            DELAWARE                        4770 HICKORY HILL ROAD
                                                                        MEMPHIS, TN 38141

BIG O TIRE OF IDAHO, INC.               IDAHO                           12650 E. BRIARWOOD AVE.
                                                                        ENGLEWOOD, CO 80112

O ADVERTISING, INC.                     COLORADO                        12650 E. BRIARWOOD AVE.
                                                                        ENGLEWOOD, CO 80112

TIRE KINGDOM, INC.                      FLORIDA                         2001 N. CONGRESS AVE.
                                                                        RIVIERA BEACH, FL 33404

NORTHERN STATES TIRE, INC.              DELAWARE                        4770 HICKORY HILL ROAD
                                                                        MEMPHIS, TN 38141

BIG O RETAIL ENTERPRISES, INC.          COLORADO                        4770 HICKORY HILL ROAD
                                                                        MEMPHIS, TN 38141

BIG O DEVELOPMENT, INC.                 COLORADO                        2650 E. BRIARWOOD AVE.
                                                                        ENGLEWOOD, CO 80112

TBC BRANDS, LLC                         DELAWARE                        SUITE 390-P
                                                                        630 ISBELL ROAD
                                                                        RENO, NV 89509

TBC CAPITAL, LLC                        DELAWARE                        SUITE 390-P
                                                                        630 ISBELL ROAD
                                                                        RENO, NV 89509

MERCHANT'S, INCORPORATED                DELAWARE                        9073 EUCLID AVE.
                                                                        MANASSAS, VA 22110

MERBAN, INC.                            VIRGINIA                        9073 EUCLID AVE.
                                                                        MANASSAS, VA 22110

                                                                      SCHEDULE 4

              TRADEMARKS, TRADENAMES, SERVICE MARKS, AND COPYRIGHTS

                               TIRE KINGDOM, INC.

TRADEMARK REPORT BY MARK                                                                         PRINTED: 3/28/2003        PAGE    1
STATUS: ACTIVE
COUNTRY                            FILED            APPL#              REGDT          REG#            STATUS                 CLASSES
MISCELLANEOUS [CROWN] DESIGN

UNITED STATES                      9/1/1999         75/791,760         6/27/2000      2,363,324       REGISTERED                  35

TIRE KINGDOM

UNITED STATES                      2/5/2003         76/487,769                                        PENDING                     35

UNITED STATES                      12/10/1992       74/338,671         5/31/1994      1,838,215       REGISTERED                  42

TIRE KINGDOM & DESIGN

UNITED STATES                      2/5/2003         76/487,604                                        PENDING                     35

                                                 END OF                                               TOTAL ITEMS SELECTED =       4

                               BIG O TIRES, INC.

TRADEMARK REPORT BY MARK                                                                         PRINTED: 3/28/2003        PAGE    1
STATUS: ACTIVE
COUNTRY                            FILED            APPL#              REGDT          REG#            STATUS                 CLASSES
A REPUTATION YOU CAN RIDE ON

UNITED STATES                      2/22/1993        74/360,838         7/19/1994      1,845,544       REGISTERED               37,42

ASPEN

UNITED STATES                      3/25/1988        73/718,614         10/11/1988     1,508,041       REGISTERED                  12

BIG FOOT

CANADA                             3/15/1988        602897             3/13/1992      395398          REGISTERED                   A

MEXICO                             5/15/1998        332727             10/20/2000     674604          REGISTERED                  12

UNITED STATES                      5/7/1993         74/389,931         7/11/1995      1,904,955       REGISTERED                  12

BIG FOOT 60
UNITED STATES                      9/6/1974         73/031,264         9/12/1978      1,102,058       REGISTERED                  12

BIG FOOT 70
UNITED STATES                      9/16/1974        73/031,311         9/12/1978      1,102,059       REGISTERED                  12

BIG HAUL

UNITED STATES                      10/3/1974        73/033,736         8/26/1975      1,018,800       REGISTERED                  12

BIG LIFT

CANADA                             3/9/1998         871625                                            ALLOWED                     37

UNITED STATES                      9/17/1997        75/358,399         12/18/2001     2,520,443       REGISTERED               35,37

BIG O

MEXICO                             5/15/1998        332726             10/20/2000     674603          REGISTERED                  12

TEXAS                              9/2/1982         N/A                9/2/1982       40704           REGISTERED                  12

TEXAS                              11/1/1982        40967              11/1/1982      40967           REGISTERED                  42

UNITED STATES                      1/14/1974        73/010,921         9/24/1974      993,415         REGISTERED                  12

UNITED STATES                      9/10/1973        73/000,572         10/1/1974      994,466         REGISTERED                  42

BIG O TIRES

CANADA                             6/18/1987        586384             10/27/1989     361490          REGISTERED                 N/A

CANADA                             5/5/1999         1,014,484          2/21/2002      TMA558285       REGISTERED            12,35,37

MEXICO                             5/15/1998        332728             10/20/2000     674605          REGISTERED                  42

UNITED STATES                      4/12/1999        75/679,597         12/12/2000     2,411,926       REGISTERED            12,35,37

BIG O TIRES & DESIGN

CANADA                                                                 6/12/1981      259,938         REGISTERED                 N/A

CANADA                             3/27/1991        682687             11/12/1993     TMA419439       REGISTERED                 N/A

BIG O TIRES AND DESIGN

UNITED STATES                      12/4/1989        74/007,344         8/28/1990      1,611,160       REGISTERED               12,42

COST U LESS & DESIGN

CANADA                             8/5/1994         761237             10/28/1997     TMA484761       REGISTERED                A,Aa

MEXICO                             8/9/1994         207912             10/11/1994     476693          REGISTERED                37,A

MEXICO                             8/9/1994         207911             10/5/1994      476099          REGISTERED                  42

COSTULESS & Design

UNITED STATES                      7/12/1994        74/548,947         1/30/1996      1,952,457       REGISTERED            12,37,42

DARE TO COMPARE

UNITED STATES                      4/20/2000        76/030,453         9/25/2001      2,492,236       REGISTERED                 035

DESIGN OF BIG FOOT

CANADA                             5/5/1999         1,014,482          3/15/2001      TMA542,415      REGISTERED            12,35,37

UNITED STATES                      4/12/1999        75/680,850         2/1/2000       2,314,775       REGISTERED            12,35,37

EURO TOUR

CANADA                             1/15/2003        1164833                                           PENDING                     12

MEXICO                             2/3/2003         586480                                            PENDING                     12

UNITED STATES                      11/8/2002        76/468,502                                        PENDING                     12

EXTRA CARE & DESIGN

UNITED STATES                      3/24/1986        589,583            11/18/1986     1,417,730       REGISTERED                  37

UNITED STATES                      3/24/1986        73/589,583         11/18/1986     1,417,730       REGISTERED                  37

HYDRO-TRAC

MEXICO                             1/14/1994        188025             5/4/1994       459327          REGISTERED                  12

LEGACY

CANADA                             3/15/1988        602896             3/13/1992      395397          REGISTERED                 N/A

COLORADO                           10/28/1985       N/A                10/28/1985     T29645          REGISTERED                  35

COLORADO                                                               4/22/1976      T30670          REGISTERED

MEXICO                             1/14/1994        188026             5/4/1994       459328          REGISTERED                  12

UNITED STATES                      10/31/1985       73/566,064         5/20/1986      1,393,967       REGISTERED                  12

LIGHTENING

MEXICO                             1/14/1994        188027             12/6/1994      481629          REGISTERED               12,35

PATHMAX

UNITED STATES                      8/3/1998         75/529,550         9/28/1999      2,281,419       REGISTERED                  12

PROCOMP

MEXICO                             1/14/1994        188028             5/4/1994       459329          REGISTERED              12, 35

PROCOMP HIGH PERFORMANCE

UNITED STATES                      7/27/1992        74/298,320         7/5/1994       1,842,854       REGISTERED                  12

SASQUATCH [BIG FOOT] DESIGN

CANADA                             5/5/1999         1,014,483          1/16/2003      TMA573769       REGISTERED            12,35,37

SONIC COMMERICAL

UNITED STATES                      12/2/1964        72/207,339         3/15/1966      805,578         REGISTERED                  12

SUN VALLEY

UNITED STATES                      10/31/1968       72/310,988         6/17/1969      871,318         REGISTERED                  35

VENGEANCE

CANADA                             1/2/2003         N/A                                               PENDING

MEXICO                             1/7/2003         582675                                            PENDING

UNITED STATES                      10/18/2002       76/460,700                                        PENDING                     12

WWW.BIGOTIRES.COM & DESIGN

CANADA                             3/20/2001        1096649                                           PENDING

MEXICO                             3/29/2001        478565             8/30/2001      713395          REGISTERED                  37

MEXICO                             3/29/2001        478566                                            PENDING                     42

UNITED STATES                      12/1/2000        76/174,243         12/4/2001      2,514,975       REGISTERED              35, 37

                                                  END OF                                              TOTAL ITEMS SELECTED =      63

                                 TBC BRANDS, LLC

TRADEMARK REPORT BY MARK                                                                         PRINTED: 3/28/2003        PAGE    1
STATUS:            ACTIVE
COUNTRY                            FILED            APPL#              REGDT          REG#            STATUS                CLASSES

AQUA FLOW

CANADA                             3/9/1993         724,287            7/15/1994      430478          REGISTERED                 N/A

JAPAN                              8/25/1993        87543/93           7/31/1996      3183343         REGISTERED                  12

MEXICO                             3/24/1993        163889             8/3/1993       438707          REGISTERED                  12

UNITED STATES                      11/24/1992       74/334,184         1/4/1994       1,815,411       REGISTERED                  12

AQUA FLOW III

CANADA                             2/5/2001         1091561                                           ALLOWED

MEXICO                             3/13/2001        475492             5/24/2001      699369          REGISTERED

UNITED STATES                      9/13/2000        76/128,049         4/2/2002       2,557,298       REGISTERED                  12

BROADWAY CLASSIC

UNITED STATES                      12/4/2002        76/472,568                                        PENDING                     12

CENTRED

CANADA                             2/19/1999        1006129            10/18/2000     TMA535,038      REGISTERED                  12

MEXICO                             4/23/1999        372561             2/29/2000      644642          REGISTERED                  12

UNITED STATES                      1/15/1999        75/621,314         3/20/2001      2,437,511       REGISTERED                  12

CENTRON

UNITED STATES                      3/12/1985        73/526,552         9/3/1985       1,357,941       REGISTERED                  12

CENTURY

CANADA                             9/10/1999        1,028,617          11/22/2002     TMA571137       REGISTERED                 N/A

UNITED STATES                      7/30/1999        75/764,830         7/17/2001      2,470,426       REGISTERED                  12

CORDOVAN

CANADA                             3/8/1990         652,673            4/5/1991       382741          REGISTERED                  12

CHINA                              6/28/2002        3225736                                           PENDING                     12

EUROPEAN UNION                     12/30/1997       719351             4/7/1999       000719351       REGISTERED                9,12

FRANCE                             4/25/1991        282653             4/25/1991      1657817         REGISTERED                9,12

GERMANY                            4/30/1991        T 31 825/12 W      7/14/1992      2017105         REGISTERED                9,12

MEXICO                             12/19/1997       318673             2/27/1998      571618          REGISTERED                  12

SOUTH KOREA                        6/28/2002        2002-30152                                        PENDING                     12

UNITED KINGDOM                     4/24/1991        1462329            4/24/1991      1462329         REGISTERED                  12

UNITED KINGDOM                     5/21/1991        1464865            5/21/1991      1464865         REGISTERED                   9

UNITED STATES                      9/27/1985        73/560,572         12/2/1986      1,419,104       REGISTERED               12,17

UNITED STATES                      6/15/1945        72/159,045         8/27/1963      755,493         REGISTERED                  35

CORDOVAN BONNEVILLE JET (STYLIZED)
UNITED STATES                      5/19/1964        72/193,756         2/9/1965       784,838         REGISTERED                  35

CORDOVAN RADIAL G/T

UNITED STATES                      11/29/1976       73/108,055         9/19/1978      1,102,631       REGISTERED                  12

CORDOVAN WIDE 600
UNITED STATES                      8/30/1967        72/279,376         8/6/1968       854,177         REGISTERED                  35

CRITERION

UNITED STATES                      2/29/1980        73/252,026         9/15/1981      1,169,191       REGISTERED                  12

EPIC

CANADA                             6/13/2000        1,063,059          8/7/2002       TMA565594       REGISTERED                 N/A

MEXICO                             1/4/1995         220948             3/28/1995      486515          REGISTERED                  12

UNITED STATES                      9/10/1985        73/559,173         4/8/1986       1,388,996       REGISTERED                  12

EXCEL

CANADA                             9/10/1999        1,028,616                                         ALLOWED                    N/A

UNITED STATES T30505US0            7/30/1999        75/764,829         7/17/2001      2,470,425       REGISTERED                  12

FRONT LINE & DESIGN

UNITED STATES                      5/7/1985         73/536,361         11/5/1985      1,368,849       REGISTERED                  12

FRONTLINE

MEXICO                             10/21/1994       216047             8/30/1995      502347          REGISTERED                  12

GRAN ESPRIT

EUROPEAN UNION                     9/19/1996        385617             8/28/1998      385617          REGISTERED                  12

UNITED STATES                      5/20/1996        75/107,105         4/14/1998      2,151,303       REGISTERED                  12

GRAND AM

CANADA                             12/29/1994       772,065            6/14/1996      459411          REGISTERED                  12

MEXICO                             10/13/1994       215380             11/22/1994     480234          REGISTERED                  12

GRAND PRIX

CANADA                             10/26/1993       739674             3/16/1999      TMA509,415      REGISTERED                 N/A

MEXICO                             11/8/1993        182542                                            PENDING                     12

MEXICO                             8/30/1994        210274             11/18/1994     479812          REGISTERED                   7

UNITED STATES                      5/5/1980         73/260,923         12/29/1981     1,183,571       REGISTERED                  11

UNITED STATES                      10/26/1982       73/400,864         11/22/1983     1,258,438       REGISTERED                   9

UNITED STATES                      12/12/1975       73/071,592         10/25/1977     1,075,901       REGISTERED                  12

UNITED STATES                      8/24/1987        73/680,289         8/27/1991      1,655,035       REGISTERED                  37

GRAND PRIX & DESIGN

UNITED STATES                      3/17/1982        73/355,136         1/18/1983      1,224,147       REGISTERED                  12

UNITED STATES                      3/25/1959        72/070,188         12/22/1959     690,249         REGISTERED                  35

GRAND PRIX RADIAL G/T (STYLIZED)
UNITED STATES                      5/5/1980         73/260,924         8/11/1981      1,164,594       REGISTERED                  12

GRAND SPIRIT

MEXICO                             7/24/1995        238249                                            PENDING                     12

UNITED STATES                      1/24/1994        74/481,579         2/27/1996      1,958,273       REGISTERED                  12

GRAND SPIRIT TOURING LS

UNITED STATES                      12/4/2002        76/472,572                                        PENDING                     12

GRAND SPORT

CANADA                             4/12/1990        654,898            3/6/1992       TMA 395,089     REGISTERED                  12

MEXICO                             1/4/1995         220944             4/23/1997      546167          REGISTERED                  12

UNITED STATES                      5/13/1986        73/598,547         12/23/1986     1,421,825       REGISTERED                  12

HARVEST KING

CANADA                             12/29/1994       772,070            1/19/1996      TMA452894       REGISTERED                  12

CHINA                              1/30/2002        3084124                                           ALLOWED                     12

MEXICO                             10/13/1994       215383             7/21/1995      497846          REGISTERED                  12

SOUTH KOREA                        6/28/2002        2002-31154                                        PENDING

UNITED STATES                      6/19/1989        73/807,530         5/8/1990       1,595,216       REGISTERED                  12

HIGHWAY SCOUT RADIAL HTP

UNITED STATES                      3/17/2000        76/004,068         4/9/2002       2,559,952       REGISTERED                  12

LIVE ONE (STYLIZED)
UNITED STATES                      8/10/1976        73/096,101         12/13/1977     1,079,273       REGISTERED                   9

MATRIX

BRAZIL                             10/25/1999       822129833                                         PENDING

UNITED STATES                      3/13/1985        73/562,619         3/1/1988       1,478,574       REGISTERED                  12

MILEAGE MASTER

UNITED STATES                      3/12/2003        76/497,354                                        PENDING

MULTI-MILE

CANADA                             2/29/2000        654903(1)          4/12/1991      TMA383056       REGISTERED                  12

CHINA                              6/28/2002        3225735                                           PENDING                     12

EUROPEAN UNION                     12/30/1997       719260             4/7/1999       000719260       REGISTERED                9,12

FRANCE                             4/24/1991        282446             4/2/1991       1657653         REGISTERED                9,12

MEXICO                             3/24/1993        163887             7/3/1993       438706          REGISTERED                  12

MEXICO                             10/21/1994       216045             3/22/1995      485680          REGISTERED                   9

SOUTH KOREA                        6/28/2002        2002-30153                                        PENDING

UNITED KINGDOM                     4/23/1991        1462051            4/23/1991      B1462051        REGISTERED                  12

UNITED KINGDOM                     5/21/1991        1464866            5/21/1991      B1464866        REGISTERED                   9

UNITED STATES                      8/23/1982        73/381,561         11/29/1983     1,259,363       REGISTERED                  12

UNITED STATES                      5/15/1998        75/485,588         8/3/1999       2,266,907       REGISTERED                  12

MULTI-MILE (STYLIZED)
UNITED STATES                      5/11/1950        71/597,256         6/24/1952      560,428         REGISTERED                  12

MULTI-MILE RADIAL G/T (STYLIZED)
UNITED STATES                      11/29/1976       73/108,056         9/18/1979      1,125,174       REGISTERED                  12

MULTI-MILE WIDE '600'
UNITED STATES                      8/30/1967        72/279,377         8/6/1968       854,178         REGISTERED                  35

MULTI-TRAC

MEXICO                             10/13/1994       215381             7/19/1995      497555          REGISTERED                  12

UNITED STATES                      3/22/1973        72/452,297         3/26/1974      981,104         REGISTERED                  35

POWER KING

CANADA                             4/12/1990        654,907            4/5/1991       382759          REGISTERED                  12

CHINA                              1/30/2002        3084106                                           ALLOWED                     12

MEXICO                             6/11/1998        336096                                            PENDING                     12

SOUTH KOREA                        6/28/2002        2002-30155                                        PENDING                     12

UNITED STATES                      4/5/1979         73/210,451         7/29/1980      1,138,319       REGISTERED                  12

POWER KING (STYLIZED)
UNITED STATES                      2/7/1983         73/412,703         4/3/1984       1,272,524       REGISTERED                   9

POWER KING IMT

UNITED STATES                      6/21/2002        76/424,630                                        PENDING                     12

PR812

UNITED STATES                      11/8/2002        76/468,503                                        PENDING                     12

PRESTIGE

CANADA                             5/27/1959        251153             12/11/1959     116209          REGISTERED                 N/A

UNITED STATES                      9/1/1954         71/672,582         6/7/1955       607,037         REGISTERED                  35

REGENT

CANADA                             8/3/2000         1,069,844                                         PENDING

MEXICO                             11/21/2000       459062             8/16/2002      758958          REGISTERED                  12

UNITED STATES                      12/17/1999       75/874,916         6/26/2001      2,464,646       REGISTERED                  12

SCEPTOR

UNITED STATES                      5/13/1986        73/598,549         12/23/1986     1,421,827       REGISTERED                  12

SHADOW

CANADA                             8/3/2000         1,069,845                                         PENDING

MEXICO                             9/11/2002        565576                                            PENDING

UNITED STATES*                     12/17/1999       75/874,915                                        PENDING                     12

* IN THE NAME OF  TBC CORPORATION

SIGMA

CANADA                             4/12/1990        654,894            4/5/1991       382758          REGISTERED                  12

CHINA                              6/28/2002        3225734                                           PENDING                     12

GERMANY                            6/10/1991        T 32 059/12 W      7/14/1992      2017108         REGISTERED                  12

MEXICO                             5/29/1995        N/A                7/27/1995      499136          REGISTERED                  12

MEXICO                             5/29/1995        N/A                7/27/1995      499136          REGISTERED                  12

SOUTH KOREA                        6/28/2002        2002-30151                                        PENDING

UNITED KINGDOM                     6/6/1991         1466536            6/6/1991       1466536         REGISTERED                  12

UNITED STATES                      5/15/1998        75/485,561         7/20/1999      2,262,889       REGISTERED                  12

SIGMA & DESIGN

UNITED STATES                      12/28/1973       73/009,844         11/19/1974     998,427         REGISTERED                  12

SIGMA SUPREME HP

CANADA                             8/3/2000         1,069,847                                         ALLOWED

MEXICO                             11/21/2000       459065             12/14/2001     728573          REGISTERED

UNITED STATES                      7/26/2000        76/096,412         6/4/2002       2,575,403       REGISTERED                  12

SIGMA SUPREME TR

CANADA                             8/3/2000         1,069,848                                         ALLOWED

MEXICO                             11/21/2000       459064             12/14/2001     728572          REGISTERED                  12

UNITED STATES                      12/17/1999       75/874,912         3/26/2002      2,553,584       REGISTERED                  12

SOVRAN

UNITED STATES                      7/27/1989        73/815,288         6/12/1990      1,600,677       REGISTERED                  12

STAMPEDE

CANADA                             12/29/1994       772,066            11/3/1995      TMA449689       REGISTERED                  12

MEXICO                             1/4/1995         220945             3/28/1995      486513          REGISTERED                  12

UNITED STATES                      9/18/1984        73/499,961         5/28/1985      1,337,798       REGISTERED                  12

SUSSEX

UNITED STATES                      5/13/1986        73/598,548         12/23/1986     1,421,826       REGISTERED                  12

TALON

CANADA                             12/29/1994       772,067            11/3/1995      TMA449690       REGISTERED                  12

MEXICO                             1/4/1995         220943             3/28/1995      486512          REGISTERED                  12

UNITED STATES                      9/10/1985        73/559,172         4/8/1986       1,388,995       REGISTERED                  12

TBC

MEXICO                             8/6/1999         385997                                            PENDING                     12

UNITED STATES                      10/26/1983       73/449,847         7/2/1985       1,345,491       REGISTERED                9,12

UNITED STATES                      6/13/1978        73/174,209         2/20/1979      1,113,549       REGISTERED                  12

UNITED STATES                      6/8/1995         74/685,983         11/25/1997     2,114,992       REGISTERED            35,36,42

TBC BRANDS

UNITED STATES                      2/12/2002        76/369,496                                        ALLOWED                9,12,16

TBC ONLINE

CANADA                             4/16/1998        875566             6/29/2000      TMA529893       REGISTERED                   9

MEXICO                             12/16/1998       340767                                            PENDING                      9

UNITED STATES                      1/23/1998        75/423,437         1/25/2000      2,312,424       REGISTERED                   9

TBC PRIVATE BRANDS & DESIGN

UNITED STATES                      2/12/2002        76/369,492                                        ALLOWED                     35

TEMPEST

CANADA                             8/3/2000         1,069,846                                         ALLOWED

MEXICO                             11/21/2000       459063             12/14/2001     728571          REGISTERED                  12

UNITED STATES                      12/17/1999       75/874,914         6/19/2001      2,462,822       REGISTERED                  12

TODAY

UNITED STATES                      2/25/1994        74/494,330         1/21/1997      2,032,519       REGISTERED                  12

TRAIL GUIDE RADIAL ATP

UNITED STATES                      3/17/2000        76/004,067         4/2/2002       2,557,059       REGISTERED                  12

TRAIL GUIDE RT

CANADA                             3/12/2003        N/A                                               PENDING

UNITED STATES                      12/4/2002        76/472,525                                        PENDING                     12

TRAIL SCOUT

MEXICO                             7/30/1999        385267             9/22/1999      624142          REGISTERED                  12

UNITED STATES                      4/12/1999        75/679,588         7/3/2001       2,466,356       REGISTERED                  12

TRAILER KING

UNITED STATES                      3/12/2003        76/497,369                                        PENDING

TURBO-TECH

UNITED STATES                      7/18/1989        73/813,331         10/2/1990      1,615,599       REGISTERED                  12

ULTRA CELL

UNITED STATES                      11/1/1984        73/506,662         6/11/1985      1,340,421       REGISTERED                   9

ULTRA LIFE

UNITED STATES                      11/5/1984        73/507,226         11/19/1985     1,371,051       REGISTERED                   9

ULTREX

UNITED STATES                      3/16/1994        74/500,719         4/16/1996      1,968,838       REGISTERED                  12

VANDERBILT

UNITED STATES                      10/6/1961        72/129,434         6/11/1963      750,869         REGISTERED                  12

VANDERBILT TOURING

UNITED STATES                      12/4/2002        76/472,570                                        PENDING                     12

WILD COUNTRY

CANADA                             12/29/1994       772,071            1/19/1996      TMA452895       REGISTERED                  12

MEXICO                             1/4/1995         220947             3/28/1995      486514          REGISTERED                  12

UNITED STATES                      6/30/1992        74/289,945         3/2/1993       1,755,187       REGISTERED                  12

WILD SPIRIT RADIAL GTX

UNITED STATES                      12/1/1992        74/335,812         2/15/1994      1,822,004       REGISTERED                  12

WILD SPIRIT TOURING LS

UNITED STATES                      12/4/2002        76/472,571                                        PENDING                     12

WILD TRAC

CANADA                             12/29/1994       772,069            5/9/1997       TMA475995       REGISTERED                  12

MEXICO                             1/4/1995         220937             3/28/1995      486510          REGISTERED                  12

UNITED STATES                      7/3/1978         73/177,148         7/17/1979      1,122,304       REGISTERED                  12

                                                                   END OF                             TOTAL ITEMS SELECTED =     168

                    MERCHANT'S, INCORPORATED AND MERBAN, INC.
                 (after Closing Date of Merchant's Acquisition)

                                   REGISTRATION NO. REGISTRATION DATE
                                   ---------------- -----------------
Team Merchant's Performance
Specialists

UNITED STATES                      2,248,803        09/17/2000

29 Minutes or Less, Tire Express

UNITED STATES                      2,077,075        07/18/1997

No One Cares for Your Car
Like Merchant's

UNITED STATES                      2,389,988        09/26/2000

Ready to Roll Tire Pricing

UNITED STATES                      75/564,275       SUBJECT TO PENDING OPPOSITION FILING

Merchant's Maintenance Alert

UNITED STATES                      2,078,719        07/15/1997

Merchant's Tire & Auto Center

UNITED STATES                      1,420,446        11/14/87
                                                    11/30/92
                                                    04/05/93

Service That You Trust -
  Guaranteed

UNITED STATES                      1,743,581        12/29/1992

Merchant's

UNITED STATES                      1,907,199        07/28/1995